UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF
THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
Rambus Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY ON [●], 2023

To our stockholders:

You are cordially invited to virtually attend the 2023 Annual Meeting of Stockholders (and any adjournments, postponements or other delays thereof, the “Annual Meeting”) of Rambus Inc. (“Rambus” or the “Company”). The Annual Meeting will be held virtually via live webcast at http://www.virtualshareholdermeeting.com/RMBS2023 on [●], 2023 at [●] Pacific Time. You will be able to attend the Annual Meeting online and submit questions during the Annual Meeting by visiting the website listed above. You will also be able to vote your shares electronically during the Annual Meeting. The Annual Meeting will be held online only.

The following matters will be voted on during the Annual Meeting:

1.	Election of the four nominees named in the Proxy Statement as Class II directors;

2.	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	Advisory vote to approve named executive officer compensation;

4.	Advisory vote on the frequency of holding an advisory vote on named executed officer compensation;

5.	Amendment of the Rambus 2015 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,210,000 and adopt a new ten-year term;

6.	Amend and restate the Company’s Amended and Restated Certificate of Incorporation, as amended, to reflect recently adopted Delaware law provisions regarding officer exculpation; and

7.	Such other business as may properly come before the Annual Meeting.

These items of business are more fully described in the accompanying Proxy Statement, which is available at http://www.proxyvote.com. Our 2022 Annual Report on Form 10-K for the year ended December 31, 2022, the Proxy Statement and the form of proxy card are first being mailed to stockholders on or about [●], 2023.

Only stockholders of record as of [●], 2023 may virtually attend, vote shares, and submit questions online during the Annual Meeting. Whether or not you plan to attend virtually the Annual Meeting, please vote at http://www.proxyvote.com, call 1-800-690-6903 or follow the voting instructions in the Proxy Statement or on your proxy card. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read the Proxy Statement carefully. We look forward to your virtual attendance at the Annual Meeting.

By Order of the Board of Directors,

/s/ John Shinn
John Shinn
Senior Vice President, General Counsel and Secretary

San Jose, California

[●], 2023

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE MEETING, PLEASE VOTE AT HTTP://WWW.PROXYVOTE.COM OR AS INSTRUCTED ON THE PROXY CARD, CALL 1-800-690-6903 OR SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE.

RAMBUS INC.

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE MEETING	2
PROPOSAL ONE: ELECTION OF DIRECTORS	8
NOMINEES FOR CLASS II DIRECTORS	9
CLASS II DIRECTORS NOT STANDING FOR RE-ELECTION	11
CLASS I DIRECTORS	12
CORPORATE GOVERNANCE	14
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
PROPOSAL THREE: NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	28
PROPOSAL FOUR: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	29
PROPOSAL FIVE: AMENDMENT OF THE RAMBUS 2015 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 5,210,000 AND TO ADOPT A NEW TEN-YEAR TERM	30
PROPOSAL SIX: AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT RECENTLY ADOPTED DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION	43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS	47
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT	60
EXECUTIVE COMPENSATION TABLES	61
PAY VERSUS PERFORMANCE INFORMATION	71
EQUITY COMPENSATION PLAN INFORMATION	75
AUDIT COMMITTEE REPORT	76
ENVIRONMENTAL, SOCIAL AND GOVERNANCE ISSUES AND CORPORATE SOCIAL RESPONSIBILITY	77
OTHER MATTERS	79
APPENDIX A
APPENDIX B

i

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

RAMBUS INC.

PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board” or “Board of Directors”) of Rambus Inc. (“Rambus,” “we,” “us” or the “Company”) is providing these proxy materials to you for use at our 2023 Annual Meeting of Stockholders (and any adjournment, postponement or other delay thereof, the “Annual Meeting”) to be held virtually via live webcast at http://www.virtualshareholdermeeting.com/RMBS2023 on [●], 2023 at [●] Pacific Time. The purpose of the Annual Meeting is described in this Proxy Statement.

Rambus has been conducting its annual stockholder meetings through a virtual live webcast since our annual stockholder meeting in 2014. We are continuously exploring technologies and services that will best permit our stockholders to engage with us and vote. We have continued to conduct annual stockholder meetings on a virtual basis because we believe they are more beneficial than holding a live meeting. With virtual meetings, we have experienced significant cost savings and are able to conduct annual stockholder meetings at our headquarters in San Jose, California. We believe that a virtual annual meeting of stockholders provides all of the rights and opportunities for stockholders to participate as they would at an in-person meeting, but offers a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person. Our virtual meeting provider, Broadridge, permits stockholders to ask questions before and during the Annual Meeting. Broadridge provides stockholders information regarding (i) guidelines for stockholder questions; (ii) procedures for appropriate questions during the meeting; (iii) support to address technical and logistical issues related to accessing the virtual meeting platform; and (iv) procedures for accessing live technical support to assist in the event of any difficulties during the virtual meeting. We believe our stockholders’ increased opportunity to participate virtually in the Annual Meeting should eliminate any concerns about disenfranchisement of our stockholder base as a result of our transition away from in-person meetings. You will be able to attend the Annual Meeting online, submit questions, and obtain the information noted above by visiting http://www.virtualshareholdermeeting.com/RMBS2023.

Our principal executive office is located at 4453 North First Street, Suite 100, San Jose, California 95134; our telephone number is (408) 462-8000. The proxy solicitation materials combined with our Annual Report for the fiscal year ended December 31, 2022 (the “Form 10-K”) were first mailed to stockholders of record as of [●], 2023, on or about [●], 2023. We maintain a website at http://www.rambus.com/. The information on our website is not a part of this Proxy Statement.

GENERAL INFORMATION ABOUT THE MEETING

Who May Attend

You may virtually attend the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner (as described below) as of the close of business on [●], 2023 (the “Record Date”).

Stockholders of Record. If your shares are registered directly in your name, then you are considered to be the stockholder of record with respect to those shares, and we are providing these proxy materials directly to you. Instructions on how to virtually attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/RMBS2023. Stockholders may vote while virtually attending the meeting on the Internet.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee will forward these proxy materials to you. Your broker, bank or nominee is considered to be the stockholder of record with respect to those shares. “Street name” stockholders who wish to vote virtually during the Annual Meeting will need to obtain a “legal proxy” from the broker, bank or nominee that holds their shares and that broker, bank or nominee will likely require voting instructions to be submitted. Please consult your broker, bank or nominee for additional information on how to vote your shares.

Who May Vote	You may vote at the Annual Meeting if you owned your shares, either as a stockholder of record or as a beneficial owner, as of the close of business on the Record Date. As of that date, we had a total of [●] shares of common stock outstanding, which were held of record by approximately [●] stockholders. You are entitled to one vote for each share of our common stock that you own as of the Record Date.

Voting Your Proxy

Stockholders of Record. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by:

•  voting via the internet at http://www.proxyvote.com/;

•  voting by telephone at 1-800-690-6903; or

•  voting by mail by signing, dating and mailing the proxy card in the postage-paid envelope provided.

Even if you vote your shares by proxy, you may also choose to virtually attend the Annual Meeting and vote your shares during the Annual Meeting. If you provide instructions in your completed proxy card, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” all of the proposals described herein.

Beneficial Owners. If you are the beneficial owner of shares held in street name, you have the right to direct your broker, bank or nominee how to vote your shares. Your broker, bank or nominee has enclosed instructions with your proxy materials or provided voting instructions for you to use in directing such broker, bank or nominee how to vote your shares.

Discretionary Voting Power; Matters to be Presented

We are not aware of any matters to be presented during the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented during the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy prior to the new meeting date.

Changing Your Vote

Subject to any rules your broker, bank or other nominee may have, you can change your vote or revoke your proxy before the Annual Meeting.

If you are a registered stockholder, you may change your vote by:

•  entering a new vote via the Internet or by telephone by [●]; or

•  virtually attending the Annual Meeting and voting.

If you are a registered stockholder, you may also revoke your proxy by providing our Corporate Secretary with a written notice of revocation prior to your shares being voted at the Annual Meeting. Such written notice of revocation should be hand delivered to our Corporate Secretary or mailed to and received by Rambus prior to the Annual Meeting at 4453 North First Street, Suite 100, San Jose, California 95134, Attention: Corporate Secretary.

If you are a street name stockholder, you may change your vote by:

•  submitting new voting instructions to your broker, bank or other nominee pursuant to instructions provided by such broker, bank or other nominee; or

•  virtually attending the Annual Meeting and voting (to do so, you must have obtained a “legal proxy” from your broker, bank or other nominee giving you the right to vote your shares).

If you are a street name stockholder, you must contact your broker, bank or other nominee that holds your shares to find out how to revoke your proxy.

Cost of this Proxy Solicitation	We will bear the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies in person or by telephone. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We have also hired Alliance Advisors LLC (“Alliance Advisors”) to help us solicit proxies from brokers, banks, nominees and other institutional stockholders. We expect to pay Alliance Advisors a fee of up to approximately $25,800 for its services, and we will reimburse certain of its out-of-pocket expenses.

Meeting Quorum	The Annual Meeting will be held if a majority of our shares of common stock issued and outstanding and entitled to vote are represented at the Annual Meeting (virtually or by proxy). If a quorum is not present during the Annual Meeting, the chairperson of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, virtually present or represented by proxy, will have the power to adjourn the meeting until a quorum is present.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted during the Annual Meeting in accordance with the directions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•  “FOR” the election of Emiko Higashi, Steven Laub, Sanjay Saraf, and Eric Stang as Class II directors;

•  “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•  “FOR” the advisory vote to approve named executive officer compensation;

•  “FOR” the advisory vote to approve an advisory vote on named executive officer compensation once every year;

•  “FOR” the amendment of the Rambus 2015 Equity Incentive Plan; and

•  “FOR” the amendment and restatement of our Amended and Restated Certificate of Incorporation, as amended.

Abstentions and Broker Non-Votes

We treat shares that are voted “ABSTAIN” during the meeting or by proxy as being present for purposes of determining whether or not a quorum is present during the Annual Meeting.

In the election of directors, any abstentions in respect of a nominee will not impact the election of that nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

For the other proposals, an “ABSTAIN” vote is the same as voting against the proposal.

If you hold your common stock through a broker, bank or nominee, the broker, bank or nominee may be prevented from voting these shares on non-routine matters (a “broker non-vote”) unless you have given the broker, bank or nominee voting instructions. Thus, if you hold your common stock through a broker, bank or nominee, it is critical that you provide your broker, bank or nominee with instructions on how to vote your shares if you want your vote to count. If you hold your common stock through a broker, bank or nominee and you do not instruct your broker, bank or nominee how to vote on Proposals One, Three, Four,

Five or Six, it will be considered a broker non-vote and no votes will be cast on your behalf with respect to such Proposals. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists, but do not count for or against any particular proposal other than Proposal Six, where they will have the same effect as a vote AGAINST the proposal.

Proposal Two, Ratification of Appointment of Independent Registered Public Accounting Firm, is the only routine matter for which banks, brokers or nominees will have discretionary voting power.

Procedure for Submitting Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

To be timely for our annual meeting of stockholders in 2024, a stockholder proposal made pursuant to Rule 14a-8 must be received by the Company’s Secretary at the principal executive offices of the Company not later than [●].

Procedure for Submitting Stockholder Nominations

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.

Our bylaws provide that the only business that may be conducted at an annual meeting is business that is brought (A) pursuant to our proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a stockholder of the Company who (1) is a stockholder of record both at the time of giving notice of such business and on the record date for the determination of stockholders entitled to vote during the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in our bylaws.

To be timely for our annual meeting of stockholders in 2024, a stockholder proposal not made pursuant to Rule 14a-8 must be received by the Company’s Secretary at the principal executive offices of the Company:

•  not earlier than [●]; and

•  not later than [●].

In the event we hold our 2024 annual meeting of stockholders more than 30 days prior to or more than 60 days after the one-year anniversary of the date of this year’s annual meeting, then notice of a stockholder proposal not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•  the 90th day prior to such annual meeting; or

•  the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Any notice of proposed business must contain specific information concerning the matters to be brought before the meeting in accordance with our bylaws. We urge you to read our bylaws in full in order to understand the requirements of bringing a proposal or nomination. If a notice containing all the required information is not timely delivered, your proposal will not be presented.

All notices of proposals by stockholders, whether or not they are intended to be included in our proxy materials, should be sent to Rambus Inc., 4453 North First Street, Suite 100, San Jose, California 95134, Attention: Corporate Secretary/General Counsel.

Availability of Bylaws	A copy of the full text of the bylaw provisions relating to our advance notice procedures may be obtained by writing to our Corporate Secretary/General Counsel or by accessing a copy of our bylaws, which are publicly available at http://www.sec.gov/.

Communication with the Board of Directors

Our Board of Directors may be contacted by writing to them via mail at Board of Directors, Rambus Inc., 4453 North First Street, Suite 100, San Jose, California 95134. If you wish to contact our Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters, you may do so anonymously by using this mailing address and designating the communication as “confidential.”

Our process for handling communications to our Board of Directors is as follows:

Any stockholder communications that our Board of Directors receives will first go to our Corporate Secretary/General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log. Unless the communication is marked “confidential,” our Corporate Secretary/General Counsel will review, summarize and, if appropriate, draft a response to the communication. The summary and response will become part of the stockholder communications log that our Corporate Secretary/General Counsel maintains with respect to all stockholder communications. Our Corporate Secretary/General Counsel will then forward the stockholder communication to the member(s) of our Board of Directors (or committee chair, if the communication is addressed to a committee) for review.

Any stockholder communication marked “confidential” will be logged by our Corporate Secretary/General Counsel as “received” but will not be reviewed, opened or otherwise held by our Corporate Secretary/General Counsel. Such confidential correspondence will be forwarded to the addressee(s).

Annual Meeting Attendance	Members of our Board of Directors are encouraged but not required to attend the virtual Annual Meeting. The 2022 Annual Meeting of Stockholders was virtually attended by all members of our Board of Directors who were members at the time of the meeting.

“Householding” of Proxy Materials

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at Rambus Inc., 4453 North First Street, Suite 100, San Jose, California 95134, Attention: Corporate Secretary, or ir@rambus.com, or place a collect call to the Company, at (408) 462-8000, and direct the call to Investor Relations.

Delivery of Proxy Materials	To receive current and future proxy materials, such as annual reports, proxy statements and proxy cards, in either paper or electronic form, please contact Investor Relations at ir@rambus.com or https://investor.rambus.com/investor-home/default.aspx, or place a collect call to the Company, at (408) 462-8000, and direct the call to Investor Relations.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE VIRTUALLY HELD ON [●], 2023

The Proxy Statement and Form 10-K Combo document is available at http://www.proxyvote.com. You are encouraged to review all of the important information contained in the proxy materials before voting.

PROPOSAL ONE

ELECTION OF DIRECTORS

As of the date of this proxy statement, our Board of Directors is composed of nine members who are divided into two classes with overlapping two-year terms. At each annual meeting of stockholders, a class of directors is elected for a term of two years to succeed those directors whose terms expire on the annual meeting date. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of an equal number of directors. Any vacancy occurring mid-term will be filled by a majority of the other current members of the Board of Directors. There is no family relationship between any of our directors. As of the date of this proxy statement, we have five Class II directors and four Class I directors.

Immediately following the Annual Meeting, the number of authorized directors will be reduced from nine to eight directors, as Ms. Rogge, a Class II director, is not standing for re-election and will no longer serve on our Board of Directors following the Annual Meeting. We thank Ms. Rogge for her service to the Company and our Board of Directors.

Nominees

Four Class II directors are to be elected during the Annual Meeting for a two-year term ending in 2025. Based on the recommendation of our Corporate Governance/Nominating Committee, our Board of Directors has nominated Emiko Higashi, Steven Laub, Sanjay Saraf, and Eric Stang for election as Class II directors.

If any of these persons nominated by the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Board of Directors.

Vote Required

The Company’s bylaws provide that in uncontested elections, nominees will be elected to the Board of Directors if the votes cast for a nominee’s election exceed the votes cast against such nominee’s election. The Board of Directors, after taking into consideration the recommendation of the Corporate Governance/Nominating Committee of the Board of Directors, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election. There are no cumulative voting rights in the election of directors. Stockholders as of the Record Date may vote their shares for or against some, all or none of the Class II nominees.

In the election of directors, any abstentions in respect of a nominee will not impact the election of that nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Recommendation of the Board of Directors	The Board unanimously recommends that you vote “FOR” the election to the Board of Directors each of our Class II nominees: Emiko Higashi, Steven Laub, Sanjay Saraf, and Eric Stang.

Information About Nominees and Other Directors

The members of our Board of Directors have deep executive and board leadership experience derived from their respective tenures as executives and directors of technology companies of various sizes. The following table contains information regarding the Class II nominees and other directors as of [●], 2023. This information includes the specific experience, qualifications, attributes, and skills that led to our Board of Directors’ conclusion that the person should be nominated to serve as a director.

Nominees for Class II Directors

Name	Age	Principal Occupation and Business Experience
Emiko Higashi	64

Ms. Higashi has served as a director since May 2017. Ms. Higashi currently serves as the chair of our Corporate Governance/Nominating Committee and member of our Corporate Development Committee. Ms. Higashi is a founder of Tohmon Capital Partners, LLC (formerly Tomon Partners, LLC), a strategy and M&A advisory firm based in San Francisco and primarily serving companies in technology and healthcare-related fields since 2003. Ms. Higashi also serves on the boards of One Equity Partners Open Water I Corp (OEPW.U), where she also serves on the Audit Committee, as Chair of the Compensation and Human Resources Committee and Nomination Committee; Takeda Pharmaceutical Company Ltd. (TSE/NYSE), where she also serves on the Compensation and Human Resources Committee and Audit Supervisory Committee; and KLA Inc. (Nasdaq), where she also serves on the Compensation and Human Resources Committee. Ms. Higashi also served as a director on the board of InvenSense, Inc. until May 2017. Prior to Tohmon Capital Partners, she was a co-founder and Chief Executive Officer of Gilo Ventures, a technology-focused venture capital firm, from 2000 to 2002. Before that, Ms. Higashi spent 15 years in investment banking. After beginning her investment banking career at Lehman Brothers from 1985 to 1988, Ms. Higashi was a founding member of Wasserstein Perella & Co. and the head of that firm’s technology M&A business from 1988 to 1994, and subsequently served as a managing director in charge of Merrill Lynch’s global technology M&A practice from 1994 until 2000. Prior to her investment banking career, Ms. Higashi spent two years as a consultant at McKinsey & Co. in Tokyo, Japan. She has also served on a number of other public and private boards. Ms. Higashi holds a B.A. from International Christian University in Tokyo, and an M.B.A. from Harvard Business School.

Ms. Higashi’s experience in investment banking and finance, as a director of several publicly traded companies, and as a founder and partner of a venture capital firm, led the Board of Directors to conclude that she should serve as a director.

Steven Laub	64	Mr. Laub has served as a director since April 2022. He currently serves as a member of our Audit Committee and Corporate Development Committee. He is an accomplished executive with over 25 years of semiconductor industry leadership experience. Prior to serving on the Advisory board at IPV Capital, a semiconductor private equity firm, from 2017 to 2020, Mr. Laub served as president, chief executive officer and member of the board of directors at Atmel Corporation, a leader in microcontroller, automotive and memory solutions, from 2006 until its acquisition in 2016. While at Atmel, he also served as a board member of the Semiconductor Industry Association (SIA) from 2011 to 2016. Prior to Atmel, he served as the Executive Chairman of Teridian Semiconductor, a provider of mixed-signal ICs focused on the energy management and communications markets, from 2005 to 2006. Mr. Laub served as president, chief executive officer and board member of Silicon Image, a leading provider of multimedia connectivity solutions, from

Name	Age	Principal Occupation and Business Experience

2004 to 2005. He also served in executive management positions including as president, chief operating officer and board member at Lattice Semiconductor Corporation, a leading provider of low power, field-programmable gate arrays, from 1990 to 2003. Prior to his semiconductor career, Mr. Laub was a Vice President and Partner at Bain and Company, a global strategy consulting firm. He has also served on several not-for-profit boards focused on the education sector, and currently is a board member at Heterodox Academy. Mr. Laub holds a Bachelor of Arts in Economics from the University of California, Los Angeles, and a Juris Doctor from the Harvard Law School.

Mr. Laub’s experience as chief executive officer of semiconductor companies and as an experienced business leader led the Board of Directors to conclude that he should serve as a director.

Sanjay Saraf	54	Mr. Saraf has served as a director since July 2018. Mr. Saraf currently serves as the chair of our Cyber Risk Committee and member of our Compensation and Human Resources Committee and Corporate Development Committee. He currently serves as Managing Director, Global Head Payments – Value Added Services at JPMorgan Chase & Co., a leading global financial services firm with assets of $3.2 trillion and operations worldwide. JPMorgan Chase & Co. is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing, and asset management. Prior to JPMorgan Chase & Co., from March 2017 to April 2020, Mr. Saraf was the executive vice president and chief technology officer at YapStone, Inc., a global payments FinTech company where he is responsible for product engineering cyber security, cloud infrastructure and AI/ML platforms. Prior to YapStone, from August 2012 to March 2017, Mr. Saraf was chief technology officer at Western Union (WU) Digital, where he led product engineering and launched web and mobile transaction processing applications leveraging massive data sets and advanced fraud detection based on AI/ML technologies. Prior to WU, Mr. Saraf held various senior leadership positions for a period of over ten years at Symantec Corporation, a global leader in enterprise and consumer security products. Prior to his technology career, Mr. Saraf spent several years in technology management consulting firms. Mr. Saraf has won several awards, including a Premier 100 Technology Leader Award by IDG Computerworld in 2017. He holds a B.S. in Engineering from the University of Bombay and a M.S. in Engineering from the University of Wyoming.

		Mr. Saraf’s experience as chief technology officer of high technology companies, his expertise in the security, cloud engineering and AI/ML platform and his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Eric Stang	63	Mr. Stang has served as a director since July 2008 and served as Chairman of the Board from March 2013 to June 2019. Mr. Stang serves as chair of our Compensation and Human Resources Committee and member of our Corporate Governance/Nominating Committee. Mr. Stang

Name	Age	Principal Occupation and Business Experience

currently serves as chairman, president and chief executive officer of Ooma, Inc., a cloud-based communications and connected services public company. He has held the position of Chairman since December 2014 and the positions of president, chief executive officer and director since January 2009. Prior to joining Ooma, Mr. Stang served as a director, chief executive officer and president of Reliant Technologies, Inc., a developer of medical technology solutions for aesthetic applications, from 2006 to 2008. Mr. Stang previously served as chief executive officer and president of Lexar Media, Inc., a provider of solid-state memory products from 2001 to 2006 and chairman from 2004 to 2006. From September 2013 until May 2017, he served on the board of InvenSense, Inc. and from December 2008 to January 2014 he served on the board of Solta Medical. Mr. Stang also serves on the boards of private and nonprofit companies. Mr. Stang holds an A.B. in Economics from Stanford University and M.B.A. from the Harvard Business School.

Mr. Stang’s experience as chief executive officer of high technology companies, his prior experience in the memory products market and licensing semiconductor patents, and his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Class II Director Not Standing for Re-election

Name	Age	Principal Occupation and Business Experience
Karen Rogge	67

Ms. Rogge has served as a director since April 2021. Ms. Rogge currently serves as a member of both our Audit Committee and Cyber Risk Committee. Ms. Rogge is currently the President of the RYN Group LLC, a management consulting business, which she founded in 2010. In addition, since 2021, she has served as a director at Onto Innovation, a semiconductor equipment company, where she also serves on the Audit Committee. Ms. Rogge also serves as a strategic advisor at GigCapital Global and a director on the board of GigCapital6 Inc., a special purpose acquisition company, focused in the technology sector, where she also serves as chair of the Nominating and Governance Committee. Ms. Rogge previously served on the board of directors at Kemet Corporation, an electronic components company, acquired by Yageo, from 2018 to 2020, where she also served as a member of the Audit Committee and the Compensation and Human Resources Committee. Previously, she served on the board of directors at AeroCentury Corporation, an aircraft leasing company, from 2017 to 2018, where she also served on the Audit Committee and the Compensation and Human Resources Committee. She served as the Interim Vice President and Chief Financial Officer of Applied Micro Circuits Corporation, a semi-conductor company, from 2015 to 2016. Previously, Ms. Rogge served as the Senior Vice President and Chief Financial Officer of Extreme Networks, Inc., a computer network company, from 2007 to 2009. Earlier in her career, she held executive financial and operations management positions at Hewlett Packard Company and Seagate Technology. Ms. Rogge holds a B.S. degree in Business Administration from California State University, Fresno and an M.B.A degree from Santa Clara University.

Ms. Rogge is not standing for re-election to the Company’s Board of Directors.

Class I Directors

Name	Age	Principal Occupation and Business Experience
Charles Kissner	75

Mr. Kissner has served as a director since July 2012. Mr. Kissner also currently serves as Chair of our Board of Directors and as a member of our Audit Committee, Corporate Governance/Nominating Committee and Cyber Risk Committee. Mr. Kissner currently serves as chief executive officer of Digital Pillars, a private information systems company. From April 2013 to September 2017, Mr. Kissner served as Chairman of the Board of ShoreTel Inc., a business communications systems company acquired by Mitel Networks Corporation. He joined ShoreTel as a director in April 2006, where he also served on the Nominating and Governance Committee, Audit Committee and Compensation and Human Resources Committee. From January 2007 to February 2015, he was Chairman of Aviat Networks and from June 2010 to July 2011, Mr. Kissner was Chairman and CEO. From 2010 to 2015, he served on the board of Meru Networks, a technology leader in the enterprise wireless systems market, where he also served on the Audit Committee and Compensation and Human Resources Committee. From 1995 to 2006, he served as Chairman and CEO of Stratex Networks, a global provider of wireless transmission solutions. Mr. Kissner previously was Vice President and General Manager of M/A-COM, Inc., a manufacturer of radio and microwave communications products, President and CEO of Aristacom International, a communications software company, Executive Vice President of Fujitsu Network Switching, Inc., and held a number of executive positions at AT&T. He has also served on a number of other public and private boards, including Spectrian Corp. (sold to REMEC) and Quickturn Design Systems (sold to Cadance Design Systems) as well as not-for-profit boards such as Avenidas, the NPR Foundation, Angel Flight, Inc and KQED Public Media. Mr. Kissner holds a Bachelor of Science degree from California State Polytechnic University and a Master of Business Administration degree from Santa Clara University.

Mr. Kissner’s experience as a director and executive of wireless technology and networking companies and, his years of business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Necip Sayiner	57	Dr. Sayiner has served as a director since October 2019. Dr. Sayiner currently serves as the chair of our Corporate Development Committee and member of our Compensation and Human Resources Committee. He also serves as a director on the board of Power Integrations, Inc., a semiconductor manufacturing company. He was most recently the executive vice president of Renesas Electronics Corporation from February 2017 to March 2019 and the president of Renesas Electronics America from July 2017 to March 2019. Previously, he was the president, chief executive officer and a director of Intersil Corporation, a leading provider of innovative power management and precision analog solutions, from March 2013 until its acquisition by Renesas Electronics Corporation in February 2017. Prior to Intersil, from September 2005 to April 2012, he served as president and chief executive officer, and director of Silicon Laboratories, a fabless semiconductor company engaged in the design of analog-intensive, mixed signal integrated circuits. Dr. Sayiner served as

Name	Age	Principal Occupation and Business Experience

Chairman of the Semiconductor Industry Association, or SIA, from December 2015 to November 2016 and as Vice Chairman from November 2014 to December 2015. Dr. Sayiner was initially appointed to the Board of the SIA in September 2013. He also serves on the board of directors of Power Integrations. Dr. Sayiner holds a doctoral degree in Electrical Engineering from the University of Pennsylvania, a Master of Science degree in Engineering from Southern Illinois University, along with a Bachelor of Science degree in Electrical and Electronics Engineering and a Bachelor of Science degree in Physics from Bosphorus University in Turkey.

Dr. Sayiner’s experience as chief executive officer and extensive engineering experience, along with his deep knowledge of the semiconductor industry and with his proven track records of successfully increasing company revenue growth and profitability led the Board of Directors to conclude that he should serve as a director.

Luc Seraphin	59

Mr. Seraphin is President & Chief Executive Officer. With over 30 years of experience managing global businesses, Mr. Seraphin brings the overall vision and leadership necessary to drive future growth for the company. Prior to this role, Mr. Seraphin was the Senior Vice President and General Manager of the Memory and Interface Division, leading the development of the company’s innovative memory architectures and high-speed serial link solutions. Mr. Seraphin also served as the Senior Vice President of Worldwide Sales and Operations where he oversaw sales, business development, customer support and operations across the various business units within Rambus. Mr. Seraphin started his career as a field application engineer at NEC and later joined AT&T Bell Labs, which became Lucent Technologies and Agere Systems (now Broadcom Inc.). During his 18 years at Agere, Mr. Seraphin held several senior positions in sales, marketing and general management, culminating in his last position as Executive Vice President and General Manager of the Wireless Business Unit. Following this, Mr. Seraphin held the position of General Manager of a GPS startup company in Switzerland and was Vice President of Worldwide Sales and Support at Sequans Communications. During his career, Mr. Seraphin has advised and supported companies in both the product and IP markets. Mr. Seraphin holds a bachelor’s degree in Mathematics and Physics and a master’s degree in Electrical Engineering from Ecole Superieure de Chimie, Physique, Electronique, based in Lyon, France where he majored in Computer Architecture. Mr. Seraphin also holds an MBA from the University of Hartford and has completed the senior executive program of Columbia University.

Mr. Seraphin’s experience as a semiconductor and technology industry executive and his years of experience with the Company led the Board of Directors to conclude that he should serve as a director.

Meera Rao	62	Ms. Rao has served as a director since August 2019. Ms. Rao currently serves as the chair of our Audit Committee. Ms. Rao also serves on the board of Impinj, Inc., a manufacturer of radio-frequency identification devices and software. She has held several senior executive positions, most recently from January 2011 to March 2016 as Chief Financial Officer at Monolithic Power Systems, a leading company in high-performance analog solutions, and as VP Finance from January 2009

Name	Age	Principal Occupation and Business Experience

to December 2010. Prior to Monolithic Power Systems, Ms. Rao has held various executive roles at leading technology companies, including Integration Associates Inc from 2004 to 2006, Atrica from 2002 to 2003, Raza Foundries from 2000 to 2002, NVIDIA February 1998 to May 1999 and AMD from 1988 to 1998. Ms. Rao holds a master’s degree in business administration from the University of Rochester in New York.

Ms. Rao’s experience as a semiconductor and technology industry executive and her years of finance and operations experience led the Board of Directors to conclude that she should serve as a director

Corporate Governance

Board of Directors Meetings and Committees

Our Board of Directors held a total of ten meetings during 2022. During 2022, each member of our Board of Directors attended 75% or more of the meetings of the Board of Directors and of the committees, of which she or he was a member.

Director Independence	Our Board of Directors has determined that each of the following directors, constituting greater than a majority of our Board of Directors, has no material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and is “independent” under the applicable Nasdaq and SEC rules: Emiko Higashi, Charles Kissner, Steven Laub, Meera Rao, Karen Rogge, Necip Sayiner, Sanjay Saraf and Eric Stang.

Currently, each of the committees of our Board of Directors is composed of independent directors as follows:

Audit Committee:	Meera Rao (Chair) Charles Kissner Steven Laub Karen Rogge*

Compensation and Human Resources Committee:	Eric Stang (Chair) Sanjay Saraf Necip Sayiner

Corporate Governance/Nominating Committee:	Emiko Higashi (Chair) Charles Kissner Eric Stang

Corporate Development Committee:	Necip Sayiner (Chair) Emiko Higashi Steven Laub

Cyber Risk Committee:	Sanjay Saraf (Chair) Charles Kissner Karen Rogge*

*	Ms. Rogge will serve on the Audit Committee and Cyber Risk Committee until the completion of the Annual Meeting.

Director Qualifications	Except as may be required by rules promulgated by Nasdaq or the SEC, there are currently no specific, minimum qualifications that must be met by each candidate for our Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess. The Corporate Governance/Nominating Committee considers a number of factors in its assessment of the appropriate skills and characteristics of members of the Board of Directors, as well as the composition of the Board of Directors as a whole. These factors include the members’ qualification as independent, as well as consideration of judgment, character, integrity, diversity, skills, and experience in such areas as operations, technology, finance, and the general needs of the Board of Directors and such other factors as the Corporate Governance/ Nominating Committee may consider appropriate. The Corporate Governance/ Nominating Committee does not have a formal policy with respect to diversity. However, the Board of Directors and the Corporate Governance/Nominating Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints. In considering candidates for the Board of Directors, the Board of Directors and the Corporate Governance/Nominating Committee consider the entirety of each candidate’s credentials in the context of the factors mentioned above. As shown below in the board diversity matrix, the Company is currently in compliance with the diversity requirements of Nasdaq Rule 5605(f) and Sections 301.3 and 301.4 of the California Corporations Code.

Our directors have deep executive and board leadership experience from tenures at diverse technology companies of various sizes:

Our directors and nominees possess a broad range of experience, as follows:

Board Member or Nominee	Select Experience
Charles Kissner (Board member since 2012) Non-Executive Chairman

•  Currently serves as chief executive officer of Digital Pillars

•  Previously Chairman of the Board at ShoreTel, Inc. and Chairman and CEO of Aviat Networks, Stratex Networks, and President and CEO of Aristacom International

Emiko Higashi (Board member since 2017)	• Currently founder and managing director of Tohmon Capital Partners • Previously co-founder and CEO of Gilo Ventures
Steven Laub (Board member since 2022)

•  Currently serves as a director at Heterodox Academy

•  Previously served on Advisory board at IPV Capital

•  Previously served as Director, President, CEO of Atmel Corporation; board member of Semiconductor Industry Association; Executive Chairman of Teridian Semiconductor; Director, President, CEO of Silicon Images; Director, and President of Lattice Semiconductor Corporation

•  Previously served as Vice President and Partner at Bain and Company

Meera Rao (Board member since 2019)	• Currently serves as a director at Impinj, Inc. • Previously CFO of Monolithic Power Systems; VP, Finance of Monolithic Power Systems
Karen Rogge (Board member since 2021) *

•  Currently serves as President of the RYN Group, and Strategic Advisor at GigCapital Global

•  Currently serves as a director at Onto Innovation and GigCapital6 Inc.

•  Previously a director at Kemet Corporation and AeroCentury Corporation

•  Previously served as Interim VP and CFO at Applied Micro Circuits Corporation, SVP and CFO at Extreme Networks, VP of Corporate Finance, Treasurer and PAO at Seagate Technology, and held executive finance and operations positions at Hewlett-Packard

* Ms. Rogge is not standing for re-election to the Company’s Board of Directors.

Sanjay Saraf (Board member since 2018)	• Currently Managing Director, Global Head Payments, JP Morgan Chase & Co. • Previously EVP and CTO of YapStone, Inc.
Necip Sayiner (Board member since 2019)	• Currently serves as a director at Power Integrations, Inc.

Board Member or Nominee	Select Experience

•  Previously served as Executive Vice President and General Manager of Renesas Electronics Corporation

•  Previously served as President and Chief Executive Officer of Intersil Corporation and Silicon Laboratories

Luc Seraphin (Board member since 2018) CEO	• Previously Interim CEO; SVP and GM, Memory and Interface Division; and SVP Worldwide Sales and Operations
Eric Stang (Board member since 2008)	• Currently Chairman, President & CEO of Ooma, Inc. • Previously Director, CEO, and President of Reliant Technologies; Director, Chairman, CEO and President of Lexar Media

Board Diversity	The Corporate Governance/Nominating Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board of Directors. The table below provides certain information regarding the composition of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix

	As of December 31, 2022				As of December 31, 2021

Total Number of Directors	9				9

	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	6	—	—	3	6	—	—

Part II: Demographic Background

African American or Black	—	—	—	—	—	—	—	—

Alaskan Native or Native American	—	—	—	—	—	—	—	—

Asian	2	1	—	—	2	1	—	—

Hispanic or Latinx	—	—	—	—	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—	—	—	—	—

Board Diversity Matrix

	As of December 31, 2022				As of December 31, 2021

	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender

White	1	4	—	—	1	5	—	—

Two or More Races or Ethnicities	—	1	—	—	—	—	—	—

LGBTQ+	—				—

Did Not Disclose Demographic Background	—				—

Corporate Governance Principles

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders’ interests and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Executive Sessions of the Independent Directors

It is the policy of the Board of Directors to have executive sessions of the independent directors at which only independent directors are present, typically in conjunction with the regularly scheduled meetings of the Board of Directors.

Committees of the Board of Directors

During 2022, our Board of Directors had five standing committees:

•  an Audit Committee,

•  a Compensation and Human Resources Committee,

•  a Corporate Governance/Nominating Committee,

•  a Corporate Development Committee, and

•  a Cyber Risk Committee.

The following describes each standing committee, its function, its membership, and the number of meetings held during 2022.

Each of the standing committees operates under a written charter adopted by our Board of Directors. All of the current committee charters are available on our website at https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Audit Committee

Currently, the Audit Committee is composed of Meera Rao (Chair), Charles Kissner, Steven Laub, and Karen Rogge (until the completion of the Annual Meeting). The Audit Committee oversees our corporate accounting and financial reporting processes and internal control over financial reporting, as well as our internal and external audits. The Audit Committee held 12 meetings during 2022. Its duties include:

•  Reviewing our accounting and financial reporting processes and internal control over financial reporting;

•  Providing oversight and review at least annually of our risk management policies, including our investment policy;

•  Retaining the independent registered public accounting firm, approving their fees, and providing oversight of communication with them;

•  Reviewing the plans, findings and performance of our internal auditors;

•  Reviewing our annual and quarterly financial statements and related disclosure documents; and

•  Overseeing special investigations into financial and other matters, as necessary.

Our Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” that each member is “financially sophisticated” and able to read and understand fundamental financial statements, each as required by Nasdaq. No member of the Audit Committee has a material relationship with us (either directly as a partner, stockholder or officer of an organization that has a relationship with us) and each member of the Audit Committee satisfies the independence requirements for Audit Committee membership under the applicable Nasdaq and SEC rules.

The Audit Committee’s role is detailed in the Audit Committee Charter, which is available on our website at https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Compensation and Human Resources Committee

Currently, the Compensation and Human Resources Committee is composed of Eric Stang (Chair), Sanjay Saraf, and Necip Sayiner. Our Board of Directors has determined that each of Messrs. Stang, Sayiner and Saraf are independent under the rules for Compensation and Human Resources Committee independence under the applicable Nasdaq and SEC rules. The Compensation and Human Resources Committee reviews and determines all forms of compensation, including base compensation, bonuses, and stock compensation, to be provided to our executive officers (including the named executive officers) and directors of Rambus. The Compensation and Human Resources Committee held 14 meetings during 2022. Its duties include:

•  Annually reviewing and approving the Chief Executive Officer (“CEO”) and other executive officers’ compensation in the context of their performance, which includes reviewing and approving their annual base salary, annual incentive bonus (including the specific goals, targets, and amounts), equity compensation, any employment agreements, and any other benefits, compensation or arrangements, as applicable;

•  Administering our stock option and equity incentive plans pursuant to the terms of such plans and the authority delegated by our Board of Directors, including: granting stock options, performance units, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) or other equity compensation to individuals eligible for such grants and amending such awards following their grant; amending the plans; and delegating to appropriate executive officers of the Company the ability to grant awards to non-executive officer employees of the Company pursuant to specific guidelines;

•  Adopting, amending and overseeing the administration of our significant employee benefits programs;

•  Reviewing external surveys to establish appropriate ranges of compensation;

•  Retaining and terminating any compensation consultant to assist in the evaluation of CEO or executive officer or director compensation, and approving the consultant’s fees and other terms of service, as well as obtaining advice and assistance from internal or external legal, accounting or other advisors;

•  Overseeing the Company’s processes for identifying and managing risks arising from its compensation policies and practices and from other human resources matters, reviewing and discussing with management the risks that are reasonably likely to have a material adverse effect on the Company, and reporting to the Board regarding these matters; and

•  Conducting an annual assessment of the Company’s engagement with compensation consultants retained by the Board and/or management, as applicable, including the nature and extent of services provided, the amount of fees paid and who made or recommended the decision to retain the compensation consultants.

The Compensation and Human Resources Committee used Farient Advisors LLC (“Farient”) in 2022 to assist in evaluating executive and director compensation and has determined that Farient is an independent consultant under applicable Nasdaq and SEC rules.

A detailed description of the processes and procedures of the Compensation and Human Resources Committee for considering and determining executive and director compensation, including the role of Farient, is provided in the “Executive Compensation” section of this proxy statement.

The Compensation and Human Resources Committee’s role is detailed in the Compensation and Human Resources Committee Charter, which is available on our website at https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Compensation and Human Resources Committee Interlocks and Insider Participation

During 2022, there were no interlock relationships by our Compensation and Human Resources Committee members. Please see the Compensation Discussion and Analysis section of this Proxy Statement for further discussion.

Corporate Governance & Nominating Committee

Currently, the Corporate Governance/Nominating Committee is composed of Emiko Higashi (Chair), Charles Kissner and Eric Stang. Our Board of Directors has determined that each of Ms. Higashi and Messrs. Kissner and Stang are “independent” under applicable Nasdaq and SEC rules. The Corporate Governance/Nominating Committee held five meetings during 2022.

The Corporate Governance/Nominating Committee recommends and approves Rambus’ Corporate Governance Guidelines. Its duties include:

•  Evaluating and making recommendations to the Board of Directors concerning the appointment of directors to committees of the Board of Directors and the selection of committee chairs;

•  Identifying best practices and recommending corporate governance principles;

•  Overseeing the evaluation of the Board of Directors; and

•  Proposing the slate of nominees for election to the Board of Directors.

The Corporate Governance/Nominating Committee’s role is detailed in the Corporate Governance/Nominating Committee Charter which is available on our website at https://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Corporate Development Committee

Currently, the Corporate Development Committee is composed of Necip Sayiner (Chair), Emiko Higashi, Steven Laub, and Sanjay Saraf. The Corporate Development Committee held four meetings during 2022. The duties of the Corporate Development Committee include:

•  Working with management to review and consider potential strategic transactions that are consistent with our growth strategy;

•  Reviewing and advising management with respect to our growth strategy; and

•  Acting as the liaison to the Board of Directors in connection with the Committee’s and management’s activities in this regard.

The Corporate Development Committee’s role is detailed in the Corporate Development Committee Charter which is available on our website at http://investor.rambus.com/corporate-governance/governance-documents/default.aspx.

Cyber Risk Committee

Currently, the Cyber Risk Committee is composed of Sanjay Saraf (Chair), Charles Kissner and Karen Rogge (until the completion of the Annual Meeting). The Cyber Risk Committee held five meetings during 2022. The duties of the Cyber Risk Committee include:

•  overseeing the systems, controls and procedures used by the Company and business partners engaged by the Company to collect, create, use, maintain, process and protect personal information and/or any information or assets of the Company’s customers, employees and business partners (collectively, “Company Information Assets”);

•  overseeing policies, procedures, plans and execution intended to provide security, confidentiality, availability and integrity of Company Information Assets;

•  overseeing the quality and effectiveness of the Company’s policies and procedures with respect to its information technology systems, including enterprise cybersecurity and privacy;

•  reviewing and providing oversight on the policies and procedures of the Company in preparation for responding to any data security incidents as well as reviewing with management the root cause of and remediation efforts with respect to all material cybersecurity incidents;

•  reviewing periodically with management the Company’s disaster recovery, business continuity, and business resiliency capabilities;

•  overseeing the Company’s management of internal and external risks related to its information technology systems and processes, including encryption, network security, data security, risk management frameworks, and any internal or third-party audits of such systems and processes; and

•  reviewing with management the quality and effectiveness of IT systems and processes that relate to the Company’s internal access control systems, including physical, organizational, and technical security.

The Cyber Risk Committee’s role is detailed in the Cyber Risk Committee Charter which is available on our website at http://investor.rambus.com/corporate-governance/governance-documents/default.aspx

Identifying and Evaluating Nominees for Directors

The Corporate Governance/Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director, including those discussed in the “Director Qualifications” section of this proxy statement. In the event that vacancies on the Board of Directors are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current members of the Board of Directors, professional search firms, stockholders or other persons. The Corporate Governance/Nominating Committee has from time to time retained third parties to whom a fee is paid to assist it in identifying or evaluating potential director nominees.

Stockholders may propose director candidates for general consideration by the Corporate Governance/Nominating Committee by submitting to the Corporate Secretary/General Counsel of the Company, in proper written form, the individual’s name, qualifications, and the other information required by our bylaws for stockholder nominations submitted as set forth above in “Procedure for Submitting Stockholder Nominations.” The Corporate Governance/Nominating Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Majority Voting Policy	In accordance with our bylaws and our Corporate Governance Guidelines, in an uncontested election of directors, a nominee for director must receive more votes cast for than against his or her election or reelection in order to be elected or reelected to the Board of Directors. The Board of Directors expects a director to tender his or her resignation if he or she fails to receive the required number of votes for reelection. The Board of Directors nominates for election or reelection as director only candidates who agree to tender, promptly following the stockholders’ meeting at which they are elected or reelected as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next stockholders’ meeting at which they face reelection and (ii) Board of Directors’ acceptance of such resignation. In addition, the Board of Directors fills director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of resignation tendered by other directors in accordance with this policy. If an incumbent director fails to receive the required vote for reelection, the Corporate Governance/Nominating Committee will act on an expedited basis to determine whether to accept or reject the director’s resignation or whether other action should be taken, and will submit such recommendation for prompt consideration by the Board of Directors. The Board of Directors expects a director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance/Nominating Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation or whether other appropriate action should be taken.

Board Leadership Structure	Our Corporate Governance Guidelines require that the Chairperson of the Board not be the CEO of the Company. In addition, while the Chairperson works closely with the CEO and other members of our management, the Chairperson is not part of management and does not have an operating role or responsibilities. The Board of Directors considers it useful and appropriate to designate a Chairperson to act as the presiding director at Board of Directors meetings, to call and organize such meetings and manage the agenda thereof, and to manage the affairs of the Board of Directors, including ensuring that the Board of Directors is organized properly, functions effectively, and meets its obligations and responsibilities. The Chairperson also acts as the principal contact for the CEO and other members of the Board of Directors and management, as appropriate, for matters requiring the attention of the full Board of Directors. We believe that this leadership structure is appropriate given the attention, time, effort, and energy that the CEO is required to dedicate to his position in the current business environment, and the high level of commitment required to serve as our Chairperson.

Risk Oversight

The Board of Directors plays an integral role in our risk oversight processes. The Board of Directors meets regularly to receive reports from its committees, as well as from management with respect to areas of material risk to the Company, including legal, operational, financial and strategic risks. The Cyber Risk Committee is responsible for oversight of the Company’s processes to manage information security risks and cybersecurity concerns. In order to respond to the threat of security breaches and cyberattacks, the Company has taken a proactive approach to data protection consisting of maintenance of an information security training program, audit and/or certification by top information security standards. The Company’s general security strategy is defense-in-depth and includes sub-segmentation of internal network security for further separation of critical systems and information. The security protocol includes around the clock monitoring of Company networks and systems using commercially available tools with redundant coverage across the different tools. Further, the security team manages real time alerts, which are directed to functional experts as warranted.

In addition, the Audit Committee is responsible for oversight of the Company’s processes to manage financial risk and oversees and reviews at least annually our risk management policies, including our business interruption and other risk policies and our investment policies.

The Compensation and Human Resources Committee oversees the Company’s processes for identifying and managing risks arising from its compensation policies and practices and from other human resources matters.

Transactions with Related Persons	None except as described under “Amended Agreement with Barington” below.

Review, Approval or Ratification of Transactions with Related Persons

All of our directors and executive officers are subject to our Code of Business Conduct and Ethics, and our directors are guided in their duties by our Corporate Governance Guidelines. Our Code of Business Conduct and Ethics requires that our directors and executive officers avoid situations where a conflict of interest might occur or appear to occur. In general, our directors and executive officers should not have a pecuniary interest in transactions involving us or a customer, licensee, or supplier of the Company, unless such interest is solely a result of routine investments made by the individual in publicly traded companies.

In the event that a director or executive officer is going to enter into a related party transaction with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role, the director or executive officer must fully disclose the nature of the related party transaction to our Chief Financial Officer. For directors and executive officers, such related party transaction then must be reviewed and approved in advance by the Audit Committee. For other conflicts of interest that may arise, the Code of Business Conduct and Ethics advises our directors and executive officers to consult with our General Counsel.

In addition, each director and officer is required to complete a Director and Officer Questionnaire on an annual basis and upon any new appointment, and provide quarterly updates, which requires disclosure of any related-party transactions pertaining to the director or executive officer. Our Board of Directors will consider such information in its determinations of independence with respect to our directors under applicable Nasdaq and SEC rules. In order to help ensure our directors remain free from conflicts or the appearance of conflicts, our Corporate Governance Guidelines require that each director deliver an irrevocable resignation from the Board of Directors, to be effective upon the occurrence of both (i) a significant change in his or her status and appointments or positions with other companies during his or her tenure as a director on the Board of Directors, and (ii) the Board of Directors’ acceptance of such resignation.

Amended Agreement with Barington

On March 11, 2022, the Company entered into a letter agreement (the “Amended Agreement”) that amended its March 12, 2021 agreement (the “Agreement”) with Barington Companies Equity Partners, L.P. and certain other affiliated parties (collectively, “Barington”). The Amended Agreement extends the customary standstill provisions in the Agreement until April 28, 2023. The Amended Agreement is described in the Company’s Form 8-K filed on March 11, 2022 and the Agreement is described in the Company’s Form 8-K filed on March 16, 2021.

On December 8, 2022, the Company also entered into an agreement (the “Amended and Restated Transition Agreement”) with Barington Companies Management, LLC and James Mitarotonda, which amends and restates the Director Transition and Consulting Agreement, dated March 11, 2022, with Barington and James Mitarotonda (the “Transition Agreement”). Pursuant to the terms of Amended and Restated Transition Agreement, after the conclusion of Mr. Mitarotonda’s service as a director of the Company, Mr. Mitarotonda will provide consulting services to the board chair and senior management of the Company through April 28, 2023 and Barington Companies Management, LLC will be paid $230,000 cash for such services. The Transition Agreement is described in the Company’s Form 8-K filed on March 11, 2022.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to Rambus to audit our consolidated financial statements for the fiscal year ending December 31, 2023.

Although ratification by stockholders is not required by law, the Audit Committee has conditioned its appointment of the independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the shares present and entitled to vote on this matter during the Annual Meeting.

Notwithstanding its selection, the Audit Committee, in its discretion, may hire a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Rambus and its stockholders.

Our History with PricewaterhouseCoopers

PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has audited our financial statements since 1991. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting virtually to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services	The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2021 and December 31, 2022 are as follows:

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees (1)	$1,950,000	$1,896,381
Audit-Related Fees (2)	$550,675	$860,450
Tax Fees (3)	$127,880	$89,438
All Other Fees (4)	$900	$4,150

Total Fees	$2,629,455	$2,850,420

(1)

Audit Fees consist of fees for PricewaterhouseCoopers LLP’s professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports. Fees relating to professional services rendered for the audits of the effectiveness of internal control over financial reporting and statutory audits in fiscal years 2022 and 2021 are included under “Audit Fees.”

(2)

Audit-Related Fees consist of fees related to work performed around the repurchases of convertible notes and the acquisition of Hardent, Inc. in 2022 and the 2020 10K/A audit, revision of an immaterial prior period error and the acquisitions of AnalogX, Inc. and PLDA Group in 2021.

(3)	Tax Fees primarily relate to tax compliance, tax study, and technical tax advice in both years presented.
(4)

All Other Fees consist of fees for products and services other than the services described above. During fiscal year 2022, these fees related to license PricewaterhouseCoopers LLP’s online disclosure checklist. During fiscal year 2021, these fees related to license PricewaterhouseCoopers LLP’s online accounting and auditing research tool and disclosure checklist.

Policy on Audit Committee Pre-Approval of Audit and the Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve 100% of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Independence of PricewaterhouseCoopers LLP	The Audit Committee has determined that the accounting advice and tax services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Vote Required	The affirmative vote of a majority of the shares present and entitled to vote on this matter during the Annual Meeting will be required to approve this proposal. Abstentions will have the same effect as votes “AGAINST” the proposal. We do not anticipate any broker non-votes on this proposal, but any such broker non-vote will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors	The Board unanimously recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL THREE

NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are asking our stockholders to provide a non-binding advisory vote to approve the compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures as described in this Proxy Statement. The Company currently holds such an advisory vote annually, and this proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Please see the Compensation Discussion and Analysis section of this Proxy Statement, the compensation tables and the narrative disclosures that accompany the compensation tables for greater detail about our executive compensation programs, including information about the fiscal year 2022 compensation of our named executive officers.

We believe that our overall compensation program and philosophy support and help drive the Company’s long-term value creation, business strategy and operating performance objectives. We are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution during the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

While this say-on-pay vote is advisory and does not bind the Company to any particular action, the Board of Directors and the Compensation and Human Resources Committee value your opinion. Accordingly, the Board of Directors and the Compensation and Human Resources Committee will consider the outcome of this vote when making future compensation decisions for the Company’s named executive officers.

Vote Required	The affirmative vote of a majority of the shares present and entitled to vote on this matter during the Annual Meeting will be required to approve this proposal. Abstentions will have the same effect as votes “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors	The Board unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

PROPOSAL FOUR

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF AN

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to the Dodd-Frank Act, we also are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on our executive compensation programs, such as Proposal Three above. In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years or every three years.

After careful consideration, our Board of Directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for Rambus, and Rambus has always held an annual “say-on-pay” vote since the Dodd-Frank Act mandated such vote. The Board of Directors’ determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board of Directors believes that stockholder sentiment should be a factor that is taken into consideration by the Board of Directors and the Compensation and Human Resources Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. In addition, we consider this to be a good governance practice. We understand that our stockholders may have different views as to what is the best approach for Rambus, and we look forward to hearing from our stockholders on this agenda item every year. Accordingly, our Board of Directors recommends that the advisory vote on executive compensation be held every year.

The option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by stockholders on an advisory basis. While your vote is advisory and will not bind the Company to any particular action, the Board of Directors and the Compensation and Human Resources Committee value the opinions of our stockholders and will consider our stockholders’ vote. Nonetheless, the Board of Directors may decide that it is in the best interests of our stockholders and Rambus to hold an advisory vote on executive compensation more or less frequently than the option voted by our stockholders based on events and circumstances at such time.

Vote Required	The affirmative vote of a majority of the shares present and entitled to vote on this matter during the Annual Meeting will be required to approve this proposal. Abstentions will have the same effect as votes “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors	The Board unanimously recommends a vote “FOR” the option of once every year as the frequency with which stockholders are provided an advisory vote on named executive officer compensation.

PROPOSAL FIVE

AMENDMENT OF THE RAMBUS 2015 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 5,210,000 AND TO ADOPT A NEW TEN-YEAR TERM

The 2015 Equity Incentive Plan (the “2015 Plan”) was originally adopted by our Board of Directors and approved by our stockholders in 2015. We are asking our stockholders to approve an amendment to the 2015 Plan, including to increase the number of shares of our common stock reserved for issuance thereunder by 5,210,000 shares and to approve a new ten-year term for the 2015 Plan, so that we can continue to use it to achieve our goals. If the amended 2015 Plan is not approved by stockholders, then the existing current version of the 2015 Plan will continue by its terms, which is currently set to expire in 2025.

Our named executive officers and directors have an interest in this proposal because they are eligible to receive equity awards under the 2015 Plan (the “Award” or “Awards”).

We have historically provided stock options, restricted stock units and other types of equity awards as an incentive to our employees, directors and consultants to promote increased stockholder value. The Board of Directors and management believe that stock options, restricted stock units and other types of equity awards are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate employees to increase stockholder value. In addition, stock options, restricted stock units and other types of equity awards are considered a competitive necessity in the high technology sector in which we compete. Given the highly competitive labor market for employee talent, our Board of Directors and management believe that the ability to continue to grant equity awards will be critical to the future success of Rambus.

Our Board of Directors believes that approval of the amended 2015 Plan will enable us to continue to use the 2015 Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, our Board of Directors believes that our employees are our most valuable assets and that awards granted under the 2015 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to incentivize and motivate employees to achieve our goals.

Material Differences Between the Current 2015 Plan and the Amended 2015 Plan

•	The proposed 2015 Plan amendment reserves an additional 5,210,000 shares of our common stock for issuance under the 2015 Plan.

•	The proposed 2015 Plan amendment has a new ten-year term and would expire on the ten-year anniversary of the Annual Meeting, which would be April 28, 2033.

•	The proposed 2015 Plan amendment removes the conversion ratio for full-value awards contained in the current 2015 Plan.

•

The current version of the 2015 Plan contains limits on both the number of shares subject to Awards that may be granted to participants and the value of Awards that may be granted to our non-employee directors in any fiscal year. The individual participant limits were originally included to comply with Code Section 162(m)’s rules regarding the deductibility of performance-based compensation. Due to subsequent changes in the law, the individual limits are no longer required for purposes of Code Section 162(m) and we have chosen to remove the individual limits to provide maximum flexibility in administering the amended 2015 Plan. The amended 2015 Plan continues to include limits with respect to the value of Awards that may be granted to non-employee members of the Board of Directors in any year.

Key Features of the 2015 Plan and Our Compensation Practices

•	The proposed 2015 Plan amendment reserves an additional 5,210,000 shares of our common stock for issuance under the 2015 Plan.

•

The proposed 2015 Plan amendment provides for a new ten-year term and the amended 2015 Plan would expire on the ten-year anniversary of the Annual Meeting, unless terminated sooner pursuant to the terms of the 2015 Plan.

•	A committee of independent directors administers the 2015 Plan.

•	The 2015 Plan prohibits us from instituting an exchange program to increase or reduce the exercise price of outstanding awards or surrender or cancel outstanding awards for new awards and/or cash.

•

The 2015 Plan does not provide for automatic vesting of equity awards based solely on the occurrence of a change in control unless awards are not assumed or substituted for in connection with the change in control.

•

Although the 2015 Plan permits a number of types of equity and cash long-term incentives, we intend to continue to have a long-term incentive program with a strong focus on our performance, including the grant of performance units to our executives which only vest if certain Company performance targets are met.

•	Non-employee members of the Board of Directors may not be granted, in any fiscal year, awards in excess of limits contained in the 2015 Plan.

•	We have stock ownership guidelines for our executive officers and Board of Directors.

•	All employees are prohibited from hedging transactions involving Rambus stock.

•	Our executive officers are not entitled to any perquisites that are not generally available to employees.

•	The 2015 Plan provides that Awards will generally vest no earlier than the one-year anniversary of the Award’s date of grant (with limited exceptions), subject to the terms of the 2015 Plan.

•	Dividends and other distributions payable with respect to shares subject to Awards (including dividend equivalents) will not be paid before the underlying shares vest.

•

The 2015 Plan provides that in the event of a merger or change in control where the successor corporation refuses to assume or substitute for an Award, with respect to Awards with performance-based vesting, all performance goals will be deemed achieved at target levels as to a prorated portion of such Award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control.

Vote Required	The affirmative vote of a majority of the shares present and entitled to vote on this matter during the Annual Meeting will be required to approve this proposal. Abstentions will have the same effect as votes “AGAINST” the proposal. We do not anticipate any broker non-votes on this proposal, but any such broker non-vote will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” the approval of an amendment to our 2015 Plan including to increase the number of authorized shares reserved for issuance under the 2015 Plan by 5,210,000 shares and to approve a new ten-year term for the 2015 Plan.

Considerations of the Board of Directors in Making its Recommendation

In determining and recommending the increase to the share reserve under the 2015 Plan, the Compensation and Human Resources Committee and the Company’s Board considered a number of factors, including the following:

Historical Grant Practices. The Compensation and Human Resources Committee and Board considered the historical numbers of equity awards that Rambus has granted in the past three years. The annual share usage, or burn rate, under our equity compensation program for the last three years was as follows:

Annual Share Usage	Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2020	Three-Year Average
Stock Options Granted	—	—	40,000	13,333
Restricted Stock Units Granted	1,914,443	2,089,989	1,619,967	1,874,800
Performance Units Granted	423,812	273,896	379,778	359,162
Total Options, Restricted Stock Units and Performance Units Granted	2,338,255	2,363,885	2,039,745	2,247,295
Basic Weighted Average Common Shares Outstanding	109,472,000	110,538,000	113,254,000	111,088,000
Annual Share Usage	2.14%	2.14%	1.80%	2.02%

Additionally, the vested performance units for fiscal years 2022, 2021 and 2020 were 405,980, 56,668 and 122,656, respectively.

Our three-year burn rate, which we define as the number of shares subject to equity awards granted in a year divided by the weighted average common shares outstanding for that fiscal year, is below industry guidelines recommended by Institutional Shareholder Services (“ISS”). Our senior management, Compensation and Human Resources Committee and Farient, the independent consultants to the Compensation and Human Resources Committee, reviewed our burn rate as compared to our industry peer companies and indexes provided by two different third-party data providers. Our Board ultimately approved the reservation of an additional 5,210,000 shares for issuance under the amended 2015 Plan.

Forecasted Grant Practices. We currently forecast granting options and full-value awards (in the form of restricted stock units and performance units) covering approximately 6,880,000 shares over the next three-year period, which is equal to 6.36% of our approximately 108,181,375 shares of common stock outstanding as of February 1, 2023. We also estimate cancellation of options and forfeitures of restricted stock unit and performance unit awards of approximately 1,000,000 shares over this period, based on our historic rates. If our expectation for cancellations is accurate, our net grants (grants less cancellations) over the next three-year period would be approximately 5,880,000 shares, or approximately 5.44% of our common stock outstanding as of February 1, 2023. We believe, and our Board considered, that the requested additional shares to the share reserve in light of this expected forecast will allow us to make equity awards for the purpose of our expected new hires, focal awards, any special retention needs and employee growth through any opportunistic acquisitions or hiring for approximately the next two to three years. However, circumstances could alter this projection, such as a change in business conditions, our stock price, competitive pressures for attracting and retaining employees, or our company strategy.

Awards Outstanding Under Existing Grants and Dilutive Impact. We have outstanding, as of February 1, 2023, stock options covering approximately 406,401 shares with a weighted average remaining contract life of 3.88 years and weighted average exercise price of $11.84, and approximately 4,947,359 unvested restricted stock units and performance units with a weighted average grant date fair value of $28.18. As of February 1, 2023, 5,622,811 shares remained available for future issuance under the 2015 Plan and 134,053 shares remained available for future issuance under the 2019 Inducement Equity Incentive Plan (the “2019 Inducement Plan”). Other than the 2015 Plan, the 2019 Inducement Plan and the 2015 Employee Stock Purchase Plan (the “2015 ESPP”), there are no other equity plans under which new awards may be granted. Accordingly, the approximately 5,353,760 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 4.9% of our fully diluted outstanding shares and the dilutive impact of all 5,210,000 shares that would be available for issuance under the 2015 Plan if Proposal Five is approved would increase the overhang percentage by an additional 4.8% to approximately 9.8%, each based on our fully diluted outstanding shares as of February 1, 2023.

Modeling Analysis. We evaluated various stockholder models that considered what would be expected to be an allowable cap as compared to that we are seeking in Proposal Five, and we have concluded that our request is below such cap. While the modeling we used only represented one analysis subject to a number of assumptions, we and our Board considered the model as a useful benchmark in how we approached the request for an additional 5,210,000 shares reserved for issuance under this Proposal Five. We only considered this modeling benchmarking information in relation to the other empirical data provided by at least two other third-party data providers.

Summary of the 2015 Equity Incentive Plan

The following is a summary of the principal features of the 2015 Plan, as amended, and its operation. The summary is qualified in its entirety by reference to the 2015 Plan set forth in Appendix A.

The purposes of the 2015 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company’s business.

The 2015 Plan provides for the grant of the following types of incentive awards:

•  stock options;

•  stock appreciation rights;

• restricted stock; • restricted stock units; • performance shares and performance units; and • other stock or cash awards. Each of these is referred to individually as an “Award.”

Those who are eligible for Awards under the 2015 Plan include employees, directors and consultants who provide services to the Company and its affiliates. Incentive stock options may be granted only to individuals, who, as of the time of grant, are employees of the Company and its affiliates. As of February 1, 2023, approximately 770 employees, eight non-employee directors and one consultant would be eligible to participate in the 2015 Plan. As of the same date, the closing price of a share of our common stock as reported on The Nasdaq Global Select Market was $43.41.

Shares Available	As of February 1, 2023, the 2015 Plan and the 2019 Inducement Plan had 43,200,000 shares and 400,000 shares, respectively, reserved for issuance thereunder. As of that same date, 5,622,811 shares and 134,053 shares remained available for future issuance under the 2015 Plan and the 2019 Inducement Plan, respectively. Other than the 2015 Plan, the 2019 Inducement Plan and the 2015 ESPP, there are no other equity plans under which new awards may be granted. Upon stockholder approval of the amended 2015 Plan, the 2015 Plan reserve would stand at 48,410,000, with 10,832,811 shares available for future issuance under the 2015 Plan as of February 1, 2023. Under the 2015 Plan, no more than 10,000,000 shares may be granted pursuant to options intended to qualify as incentive stock options. The shares may be authorized, but unissued, or reacquired Common Stock. The Board expects that the number of shares reserved for issuance under the amended 2015 Plan will be sufficient to operate the plan for two to three years without having to request additional shares. The Board (or its designated committee) will periodically review actual share consumption under the 2015 Plan and may make a request for additional shares earlier or later than this period as needed.

Any shares subject to Awards granted prior to the date of the Annual Meeting and granted with an exercise price less than the fair market value on the date of grant of such Awards were counted against the numerical limits of the 2015 Plan as 1.5 shares for every one share subject thereto. If shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the 2015 Plan pursuant to its terms, 1.5 times the number of shares so forfeited or repurchased will return to the 2015 Plan and will again become available for issuance. Any shares subject to Awards granted on or after the date of the Annual Meeting and granted with an exercise price less than the fair market value on the date of grant of such Awards will be counted against the numerical limits of the 2015 Plan as one share for every one share subject thereto. If shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the 2015 Plan pursuant to its terms, one times the number of shares so forfeited or repurchased will return to the 2015 Plan and will again become available for issuance.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to full-value Awards, is forfeited to or repurchased by the Company, the unpurchased (or forfeited or repurchased, as applicable) shares that were subject to the Award will become available for future grant or sale under the 2015 Plan (unless the 2015 Plan has terminated). Upon exercise of a stock appreciation right, all of the shares covered by the Award (that is, shares actually issued pursuant to the stock appreciation right, as well as the shares that represent the payment of the exercise price) will cease to be available under the 2015 Plan. Shares that have been issued under the 2015 Plan under any Award will not be returned to or become available for future distribution under the 2015 Plan; provided, however, that if unvested shares of any full-value Awards are repurchased by the Company or are forfeited to the Company, those shares will become available for future grant under the 2015 Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the 2015 Plan. To the extent an Award is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2015 Plan.

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan will adjust:

•  the number and class of shares that may be delivered under the 2015 Plan;

•  the number, class and price of shares subject to outstanding Awards; and

•  the numerical share limits in the 2015 Plan.

Administration	A committee or committees of independent, non-employee directors satisfying applicable laws and appointed by our Board of Directors administers the 2015 Plan (referred to herein as the “administrator”). To make grants to certain of our officers and key employees, the members of the committee(s) must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act. Subject to the terms of the 2015 Plan, the administrator has the authority in its discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the 2015 Plan), and to interpret the provisions of the 2015 Plan and outstanding Awards. The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the 2015 Plan.

Limitations	Incentive Stock Options. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000. The exercise price of an incentive stock option granted to any employee who owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any affiliate must be at least 110% of the fair market value of our common stock on the grant date. Further, with respect to any employee who owns stock representing more than 10% of the voting power of all classes of our outstanding stock or the stock of any affiliate, the term of an incentive stock option may not exceed five years.

Exchange Program. The administrator may not institute a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.

Grants to Non-Employee Directors. No non-employee member of the Board of Directors may be granted, in any fiscal year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the fiscal year of his or her initial service as a non-employee director. Any Awards granted to an individual while he or she was an employee, or while he or she was a consultant but not a non-employee director, will not count for purposes of these limits.

Vesting Limits. Awards granted under the 2015 Plan will vest no earlier than the one-year anniversary of the Award’s date of grant, provided that the administrator, in its sole discretion, may provide an Award may accelerate vesting by reason of the participant’s death, disability or retirement, or upon our major capital change (including, without limitation, a merger or change in control) and provided further, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares reserved for issuance under the 2015 Plan may be granted to service providers, or outstanding Awards modified, without regard to such minimum vesting, exercisability and distribution provisions.

Dividend Payments. Dividends and other distributions payable with respect to shares subject to Awards (including dividend equivalents) will not be paid before the underlying shares vest.

Options	Subject to the terms and conditions of the 2015 Plan, options may be granted to service providers at any time and from time to time as will be determined by the administrator, in its sole discretion. The administrator is able to grant nonstatutory stock options and incentive stock options under the 2015 Plan. Subject to the terms and conditions of the 2015 Plan, the administrator has complete discretion to determine the number of shares subject to options granted to any participant.

The administrator determines the exercise price of options granted under the 2015 Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant, and subject to the limitations contained in the 2015 Plan relating to incentive stock options.

The administrator will determine the term of each option in its sole discretion. Subject to the limitations contained in the 2015 Plan relating to incentive stock options, the term of an option may not exceed ten years from the date of grant.

The administrator will determine the acceptable form(s) of consideration for exercising an option, including the method of payment, to the extent permitted by applicable laws. After termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights	The administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in the fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash, shares of common stock, or in some combination thereof. Stock appreciation rights become exercisable at the times and on the terms established by the administrator, subject to the terms of the 2015 Plan. The administrator, subject to the terms of the 2015 Plan, has complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2015 Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. Subject to the terms and conditions of the 2015 Plan, the administrator will have complete discretion to determine the number of stock appreciation rights granted to any participant.

After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock	Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the administrator in its sole discretion. Subject to the vesting limitations contained in the 2015 Plan, the administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock.

The Award agreement generally will grant us a right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability). Unless the administrator provides otherwise, participants holding shares of restricted stock will have the right to vote the shares and receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award. Subject to the terms and conditions of the 2015 Plan, the administrator will determine the number of shares granted pursuant to an Award of restricted stock.

Restricted Stock Units	Awards of restricted stock units result in a payment to a participant only if the vesting criteria the administrator establishes is satisfied. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Subject to the vesting limitations contained in the 2015 Plan, at any time after the grant of restricted stock units, the administrator may reduce or waive any vesting criteria that must be met to receive a payout.

The administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2015 Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. Subject to the terms and conditions of the 2015 Plan, the administrator determines the number of restricted stock units granted to any participant.

Performance Units and Performance Shares

The administrator is able to grant performance units and performance shares, which are Awards that result in a payment to a participant only if the performance goals or other vesting criteria the administrator establishes are achieved or the Awards otherwise vest. The administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion.

The administrator establishes performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing and subject to the vesting limitations contained in the 2015 Plan, after the grant of performance units or shares, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Subject to the terms and conditions of the 2015 Plan, the administrator, in its sole discretion, will determine the number of performance units or performance shares granted to a participant. Performance units will have an initial dollar value established by the administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Dividend Equivalents	The administrator, in its discretion, may provide in the Award agreement evidencing any Award that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the Awards are settled or forfeited. Subject to the limitations contained in the 2015 Plan, the dividend equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the administrator in its sole discretion.

Transferability of Awards	Unless determined otherwise by the administrator, Awards granted under the 2015 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant or such participant’s estate.

Change of Control	In the event of our change in control and subject to the terms of the 2015 Plan and any vesting acceleration provisions in an Award or other agreement, each outstanding Award will be treated in the manner provided in the agreement relating to the change in control, including, without limitation, that Awards may be assumed, continued or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume, continue or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations in the 2015 Plan), the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals will be deemed achieved at target levels as to a prorated portion of such Award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control, and all other vesting criteria will be deemed achieved as to such prorated portion of such Award. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption, continuation or substitution in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to non-employee directors that are assumed or substituted for, if on the date of or following such assumption or substitution, the participant’s status as a director (or a director of the successor corporation, as applicable) is terminated other than upon a voluntary resignation by the participant, then the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals will be deemed achieved at target levels as to a prorated portion of such Award based on the portion of the applicable performance period that has lapsed through the date of the merger or change in control, and all other vesting criteria will be deemed achieved as to such prorated portion of such Award.

Amendment and Termination	The Board of Directors or the administrator will have the authority to amend, alter, suspend or terminate the 2015 Plan at any time, except that stockholder approval will be required for any amendment to the 2015 Plan to the extent necessary and desirable to comply with applicable law. No amendment, alteration, suspension or termination of the 2015 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator and which agreement must be in writing and signed by the participant and us. If approved by the stockholders at the Annual Meeting, the amended 2015 Plan will terminate in 2033, unless terminated earlier.

Number of Awards Granted	The following table sets forth (i) the aggregate number of shares of our common stock subject to options granted under the 2015 Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of restricted stock units and performance units granted under the 2015 Plan during the last fiscal year, and (iv) the fair value of such shares.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price ($)	Number of Restricted Stock Units / Performance Units Granted (1)	Value of Restricted Stock Units and Performance Units ($)
Named Executive Officers:
Luc Seraphin, Chief Executive Officer	—	—	166,275	5,857,203
Desmond Lynch, Senior Vice President, Finance and Chief Financial Officer	—	—	49,502	1,481,185
Sean Fan, Senior Vice President, Chief Operating Officer	—	—	234,740	7,629,637
John Shinn, Senior Vice President, General Counsel and Secretary	—	—	19,560	657,509
Keith Jones, Interim Chief Financial Officer	—	—	7,824	199,981
All executive officers, as a group	—	—	477,901	15,825,515
All directors who are not executive officers, as a group	—	—	49,372	1,515,603
All employees who are not executive officers, as a group	—	—	1,799,159	48,216,586

(1)	Number of performance units shown is based on target performance.

Federal Tax Aspects	The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Awards granted under the 2015 Plan by us. Tax consequences for any particular individual may be different. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Nonstatutory Stock Options	No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options	No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights	No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares	A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Rambus	We generally will be entitled to a tax deduction in connection with an Award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of certain compensation paid to our Chief Executive Officer and other “covered employees”. As a result of the Tax Cuts and Jobs Act, and except for certain grandfathered arrangements, under Section 162(m) of the Code, any compensation over $1,000,000 paid to the covered employees is not deductible by the Company.

Medicare Surtax	A participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s Awards under the 2015 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A

Section 409A of the Code (“Section 409A”) provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the 2015 Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states such as California have adopted similar provisions.

PROPOSAL SIX

AMENDMENT AND RESTATEMENT OF RAMBUS’ AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT RECENTLY ADOPTED DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

Background

In August 2022, the State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law. In light of this update in the law, we are proposing to amend and restate our Amended and Restated Certificate of Incorporation, as amended (the “Existing Certificate”), to exculpate certain of our officers from liability in specific circumstances, to the extent permitted by Delaware law. We refer to the Existing Certificate, as it will be amended and restated if this proposal is successful, as the “Restated Certificate.” The new Delaware legislation only permits, and the Restated Certificate would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

Our Existing Certificate provides for the exculpation of directors but does not include a provision that allows for the exculpation of officers. In order to ensure that we remain able to attract and retain the most qualified officers, the Restated Certificate would amend and restate Article IX of our Existing Certificate as set forth in Appendix B to this proxy statement, in addition to making other non-substantive conforming and clarifying changes.

Appendix B contains our Restated Certificate as it would read following stockholder approval of this proposal, with additions marked with double underlined text and deletions indicated by strike-out text. As a result, it also reflects the integration of amendments to Article IV of the Existing Certificate that were previously approved by our stockholders.

Reasons for the Restated Certificate

After considering the benefits and the consequences of these updates, our Board of Directors believes adoption of the Restated Certificate to provide for officer exculpation remedies the inconsistent treatment of officers and directors under Delaware law, notwithstanding that both officers and directors have similar fiduciary duties. Our Board of Directors also believes the Restated Certificate will allow us to continue to attract and retain quality personnel. Further, our Board of Directors considered the extent of exculpation provided under the law and, accordingly, under the Restated Certificate, and believes that it is reasonable and does not unduly impact stockholder rights. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits our Board of Directors believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, our Board of Directors determined that it is advisable and in the best interests of the Company and our stockholders to adopt the Restated Certificate to provide such exculpation to the extent permitted by Delaware law. The Restated Certificate is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer.

Effect of the Restated Certificate

If the Restated Certificate is approved by the stockholders, the Restated Certificate will become effective upon filing of the Restated Certificate with the Delaware Secretary of State, which the Company anticipates filing promptly following the Annual Meeting. The complete text of the Restated Certificate is set forth in Appendix B to this proxy statement.

Vote Required	The affirmative vote of the holders of a majority of the shares of stock issued and outstanding will be required to approve this proposal. Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal.

Recommendation of the Board of Directors	Our Board of Directors recommends that you vote “FOR” the adoption of the Restated Certificate to provide for the exculpation of officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of [●], 2023 for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on [●] shares of our common stock outstanding as of [●], 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of [●], 2023. However, we did not deem such shares of our common stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Rambus Inc., 4453 North First Street, Suite 100, San Jose, California 95134. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Group of Beneficial Owners	Number of Shares Beneficially Owned		Equity Awards Exercisable/ Issuable in 60 days		Percentage of Shares Beneficially Owned
Greater than 5% Stockholders:
BlackRock, Inc.(1)	17,569,163		—		16.3%
The Vanguard Group (2)	12,480,580		—		11.6%
Directors and Named Executive Officers
Emiko Higashi	[●	]	[●	]	[●	]
Charles Kissner	[●	]	[●	]	[●	]
Steven Laub	[●	]	[●	]	[●	]
Meera Rao	[●	]	[●	]	[●	]
Karen Rogge	[●	]	[●	]	[●	]
Sanjay Saraf	[●	]	[●	]	[●	]
Necip Sayiner	[●	]	[●	]	[●	]
Eric Stang	[●	]	[●	]	[●	]
Sean Fan	[●	]	[●	]	[●	]
Desmond Lynch	[●	]	[●	]	[●	]
Luc Seraphin	[●	]	[●	]	[●	]
John Shinn	[●	]	[●	]	[●	]
Keith Jones	[●	]	[●	]	[●	]
All current directors, director nominees and executive officers as a group ([●] persons)	[●	]	[●	]	[●	]

*	(Less than 1%)
(1)

Based on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on February 7, 2023. Of the shares of common stock beneficially owned, BlackRock reported that, in its capacity as a parent holding company, it has sole voting power over 17,380,855 shares, shared voting power over no shares, sole dispositive power over 17,569,163 shares and shared dispositive power over no shares. BlackRock listed its address as 55 East 52nd Street, New York, NY 10055.

(2)

Based on information reported by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed with the SEC on February 9, 2023. Of the shares of common stock beneficially owned, Vanguard reported that, in its capacity as a dispositive advisor, it has sole voting power over no shares, shared voting power over 165,127 shares, sole dispositive power over 12,207,866 shares and shared dispositive power over 272,714 shares. Vanguard listed its address as 100 Vanguard Blvd., Malvern, PA 19355.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis (“CD&A”) is designed to provide our stockholders with an understanding of our compensation program in effect for our named executive officers (“NEOs”) who consisted of the following executive officers in 2022:

•	Luc Seraphin, Chief Executive Officer and President;

•	Desmond Lynch, Senior Vice President, Finance, and Chief Financial Officer;

•	Sean Fan, Senior Vice President, Chief Operating Officer; and

•	John Shinn, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer.

On July 28, 2022, the Company appointed Mr. Lynch to the position of Senior Vice President, Finance, and Chief Financial Officer, effective as of August 1, 2022.

Our CD&A will also include discussion and items related to a former executive officer, who is included as an NEO:

•	Keith Jones, Former Vice President, Finance, and Interim Chief Financial Officer.

Mr. Jones tendered his resignation effective as of August 5, 2022.

Our CD&A is organized as follows: Executive Summary, 2022 Advisory Vote on Executive Compensation and Other Stockholder Engagement, Our Compensation Philosophy — Pay for Performance, Executive Compensation Process, Components of Executive Compensation, and Other Policies and Elements of Executive Compensation.

Executive Summary

Executive Compensation Highlights

Our compensation programs are designed to align compensation with business objectives and Company financial performance. The objectives of our executive compensation program are to attract, retain, motivate, focus, and reward executives in order to enhance the long-term growth and profitability of the Company, foster stockholder value creation, and align executives’ interests with those of our stockholders. The Compensation and Human Resources Committee reviews executive compensation levels annually and seeks to reward executives for performance of achievement against corporate, business unit, department and individual goals. In its annual executive compensation review, the Compensation and Human Resources Committee also relies on compensation survey and peer company data and considers a balance between pay for performance and retention of executives in a competitive labor market, including a recent hyper-competitive compensation environment for semiconductor and other technology companies, especially in the San Francisco Bay Area. The items below highlight the key components of our executive compensation program and philosophy.

•

Performance-based equity compensation awards that vest based upon our total stockholder return (“TSR”) relative to the TSR of certain semiconductor index companies over a three-year period to closely align NEO’s interests with those of our stockholders.

•

Emphasis on performance-based compensation in our pay mix. Approximately 89% of our CEO’s total target compensation, and on average, approximately 82% of our other NEOs’ total target compensation was subject to our financial and/or share price performance in 2022.

•	Alignment between executive compensation and stockholder interests, achieved by emphasizing long-term compensation in our pay mix. In 2022, approximately 60% of our CEO’s target long-term equity incentive awards and 50% of other NEOs’ target long-term equity incentive awards (excluding Mr. Fan’s special PSU award described below) consisted of performance units as described below.

•

Close alignment of our annual incentive compensation program (“Corporate Incentive Plan” or “CIP”) with Company performance. Our 2022 CIP program was funded based on the achievement of an objective performance target of pro-forma operating income. Pro-forma operating income performance for 2022 exceeded our target of $231.9 million by achieving pro-forma operating income of $256.2 million, which resulted in the 2022 CIP pool funding at 110.5% of target.

•

Maintenance of high governance standards in our executive compensation practices, including best practices with respect to equity ownership guidelines, perquisites, compensation recovery (e.g., clawbacks) and independent Compensation and Human Resources Committee advisors reviewing the entirety of our executive compensation programs. See “Other Policies and Elements of Executive Compensation” below.

Summary of Corporate Governance and Compensation Practices

The chart below summarizes our corporate governance and compensation practices:

Corporate Governance	Compensation
✓ Currently, eight of our nine directors are independent, bringing diverse perspectives from various high performing technology companies.	✓ There is a strong link between pay and performance
✓ Our Board is led by an independent Non-Executive Chairperson	✓ A significant portion of our NEO’s target compensation is subject to Company financial and/or share price performance
✓ We have a thoughtful approach to balanced Board composition, diversity, and Board refreshment	✓ Generally, no perquisites are provided to our executives that are not available to our broader employee population
✓ We regularly review succession plans for our CEO and other senior executives	✓ We maintain robust stock ownership guidelines with required ownership levels of 4x base salary for the CEO, 2x base salary for other executive officers, and 3x annual cash compensation for directors
✓ We conduct a thorough annual review of our compensation programs and whether our programs encourage undue risk taking

✓  As stated in our Code of Business Conduct and Ethics, all employees and directors are prohibited from engaging in hedging transactions in Rambus shares, including short sales and purchases of put and call options

✓ We retain an independent compensation consultant

✓  We retain the right to reduce or withhold future compensation based on required restatement or adjustment, and to determine the extent to which recovery of prior compensation (clawback) may be pursued in event of fraud

✓ We adhere to robust risk management policies, including investment, legal, operational, financial, and strategic risks	✓ We do not provide tax gross-ups and vesting of outstanding equity awards may only accelerate upon a “double-trigger” following a change in control when applicable

Corporate Governance	Compensation
✓ We regularly engage with stockholders	✓ Our executive compensation program is annually submitted to our stockholders for an advisory vote ✓ Our 2015 Plan prohibits the repricing of underwater stock options

Summary of Our Business Performance

Our strategic objectives are based on focusing our product portfolio and research around our core strength in semiconductors, optimizing our operational efficiency, and leveraging our strong cash generation to re-invest for growth. We continue to maximize synergies across our businesses and customer base, leveraging the significant overlap in our ecosystem of customers, partners and influencers. The Rambus product and technology roadmap, as well as our go-to-market strategy, is driven by the application-specific requirements of our focus markets.

In 2022, due to the ongoing COVID-19 pandemic and related impacts, the global marketplace and supply chains remained unsettled. Despite such turbulence, Rambus demonstrated great execution and significant product revenue growth. We drove this success by remaining focused on and committed to our customers, careful supply management and the tremendous dedication and agility of the Rambus team worldwide.

Annual product revenue increased 58% year-over-year between 2021 and 2022. Driven by continued gains in market share from our memory interface chips, we recognized record product revenue of $227.1 million in 2022. In addition, our cash provided by operating activities for 2022 was $230.4 million, which was a record for the Company and up 10% as compared to 2021. Silicon IP achieved sustained revenue growth with design-win momentum at tier-1 system on chip (“SoC”) customers and we continued to experience strong execution from the businesses we have acquired over the last several years. We successfully closed key patent licensing agreements with DRAM and SoC manufacturers, solidifying our foundation of sustained cash generation.

2022 Advisory Vote on Executive Compensation and Other Stockholder Engagement

At our 2022 annual meeting of stockholders, held on April 28, 2022, our stockholders approved the advisory vote on named executive officer compensation (“Say on Pay”) by over 98% of the votes cast. The Compensation and Human Resources Committee believes that the result of this vote (along with the 2021 advisory vote on executive compensation that was approved by approximately 98% of the votes cast) affirms our stockholders’ support for our approach to executive compensation. We continued our efforts in stockholder outreach and engagement during 2022 and received no materially significant feedback or recommendations regarding our executive compensation programs. Moreover, given the level of Say on Pay support in April 2022, we have maintained the general overall structure and principal elements of our executive compensation programs for 2022. We will continue to take stockholder feedback seriously and will continue to engage with our stockholders. We hold Say on Pay votes annually and intend to do so again at our 2023 annual meeting.

Our Compensation Philosophy — Pay for Performance

Our compensation programs are designed to align compensation with business objectives, and Company financial performance, and to attract, retain, motivate, focus, and reward executives in order to enhance the long-term growth and profitability of the Company, foster stockholder value creation, and align executives’ interests with those of our stockholders. The principal components of our annual executive compensation program in 2022 were base salary, annual cash incentive awards, and long-term equity incentive awards.

A substantial portion of our executives’ total compensation is variable and dependent on Company and individual performance. In fiscal year 2022, approximately 89% of our CEO’s, and on average 82% of our NEOs’, total target compensation was subject to the Company’s financial and/or stock price performance.

The charts below illustrate the pay mix at target for our CEO and other continuing NEOs in 2022*:

*

The chart above titled, “Other NEOs” reflects the pay mix for our NEOs as of December 31, 2022, and does not include compensation for Keith Jones. Further, the chart reflects the annualized salary and bonus compensation Mr. Lynch received in his role as Senior Vice President, Finance, and Chief Financial Officer (but excludes his one-time retention bonus described below) and includes the equity awards Mr. Lynch received in 2022. The chart excludes the special PSU award granted to Mr. Fan (as further described below).

Executive Compensation Process

The Role of the Compensation and Human Resources Committee

The Compensation and Human Resources Committee is responsible for determining and approving CEO compensation; approving compensation recommendations for the CEO’s direct reports, including all NEOs; recommending to the Board changes to the non-employee director compensation program; approving the salaries, target bonus opportunities, and overall levels of equity to be granted corporate-wide each year; and determining the amount of funding that will be available for the CIP, among other duties expressed in its charter. The compensation decisions are based on numerous inputs and independent advice, as set forth below.

In performing these duties, the Compensation and Human Resources Committee evaluates the performance of the CEO and the existing CEO compensation programs, and reviews and evaluates the existing NEO compensation programs. The Compensation and Human Resources Committee has the authority to obtain advice and assistance from internal or external compensation consultants, attorneys, accountants and other advisers. The Board annually evaluates the independence of its members and has determined that each non-executive member of the Board satisfies the relevant criteria for independence.

The Compensation and Human Resources Committee considers multiple factors to ensure that compensation packages are consistent with our pay for performance philosophy and that we remain competitive in the market for talent, especially in light of a recent hyper-competitive compensation environment. The Compensation and Human Resources Committee considers the following important factors as part of its decision-making process: Company performance, individual leadership and performance assessments, market compensation levels, job scope, individual skills and experience, the relative importance of the individual’s role, internal pay equity, historical pay levels and equity holdings. The Compensation and Human Resources Committee reviewed and approved Mr. Seraphin’s compensation, and Mr. Seraphin was not present for any voting or deliberations regarding his compensation.

The Board completed an annual comprehensive performance assessment of the then-current NEOs and conducted a review of the CEO’s performance. This assessment included an evaluation of pre-established strategic objectives and NEO performance against these targets. The Compensation and Human Resources Committee also held an annual joint meeting with the full Board (including the members of the Corporate Governance/Nominating Committee) to review and discuss Company leadership development, performance objectives, and emergency and long-term succession planning.

The Role of the Independent Compensation Consultant

Farient served as the Compensation and Human Resources Committee’s independent advisor for purposes of providing compensation consulting services in 2022 and has so served since May 5, 2019. Farient reports directly to the Compensation and Human Resources Committee and works collaboratively with management and the Compensation and Human Resources Committee. Pursuant to applicable SEC rules, the Compensation and Human Resources Committee assessed the independence of Farient and concluded that no conflict of interest existed or exists that would prevent Farient from independently advising the Compensation and Human Resources Committee. Farient does not perform other non-compensation related services for the Company and will not do so without the prior consent of the Compensation and Human Resources Committee. Farient regularly meets with the Compensation and Human Resources Committee outside the presence of Company management.

The Role of Management

Each year, the CEO and the head of Human Resources present to the Compensation and Human Resources Committee compensation recommendations, based in part on annual performance reviews, for the then-current NEOs, excluding the CEO. Evaluation of CEO performance and compensation is determined by the Compensation and Human Resources Committee without the presence or consultation of the CEO. Specifically, the Compensation and Human Resources Committee reviewed and approved Mr. Seraphin’s compensation and Mr. Seraphin was not present for any voting or deliberations regarding his compensation. Management works with Farient to prepare compensation information and assessments for the Compensation and Human Resources Committee’s consideration.

In addition, the Compensation and Human Resources Committee determines the amount of funding available for the CIP pool. Our CEO then allocates this funding based on a measurement of each NEO’s achievement levels against specific performance milestones in relation to the Company’s overall performance targets and recommends a specific CIP award for each NEO other than himself. The Compensation and Human Resources Committee reviews and assesses the CEO’s proposed CIP award for each NEO and also determines the CEO CIP payout.

Peer Group Comparisons

Each year, our compensation consultant, together with senior members of executive staff and our Human Resources department, defines and assesses the appropriateness of a group of similarly situated companies, referred to as the Compensation Peer Group. This Compensation Peer Group is used for a variety of purposes, including benchmarking pay levels, pay programs, relative performance, and pay for performance, and assisting the Compensation and Human Resources Committee in determining whether the total compensation opportunity available to our NEOs is competitive and appropriately geared to performance.

The Compensation and Human Resources Committee reviews the Company’s peer group annually to ensure that the group remains appropriate by size, sector, and business fit, among other key competitive factors. In 2021, the

Compensation and Human Resources Committee made changes to the Company’s peer group aimed at finding more comparable companies in terms of industry, relative size by revenue, market capitalization and number of employees, with such changes to be effective for fiscal year 2022 compensation benchmarking. As a result, SiTime Corporation was added for the fiscal year 2022 compensation review cycle and DSP Group, Inc. and Inphi Corporation were removed from the Company’s fiscal year 2021 peer group. Set forth below is the Company’s fiscal year 2022 peer group as determined by the Compensation and Human Resources Committee. The fiscal year 2022 peer group spans systems software, semiconductor products, application software and communications equipment sectors, as shown below:

2022 Peers

Ambarella, Inc. (AMBA) InterDigital, Inc. (IDCC) Lattice Semiconductor Corporation (LSCC) MACOM Technology Solutions Holdings, Inc. (MTSI) MaxLinear, Inc. (MXL)	Monolithic Power Systems, Inc. (MPWR)	Silicon Laboratories Inc. (SLAB) SiTime Corporation (SITM) Universal Display Corporation (OLED) Xperi Corporation (XPER)
Neo Photonics Corporation (NPTN)
NetScout Systems, Inc. (NTCT)
Power Integrations, Inc. (POWI)
Semtech Corporation (SMTC)

In addition, the Compensation and Human Resources Committee reviews Radford survey data, including a broad range of industry competitors to supplement the peer group information. The survey was selected to represent pay levels for positions of comparable responsibility within companies of comparable size to Rambus.

Components of Executive Compensation

The Company’s fiscal year 2022 executive compensation program consisted of the following components:

Element	Purpose	Design

Salary	Market-based to recognize scope of responsibility and individual performance	Fixed compensation, payable in cash
Annual Corporate Incentive Plan (“CIP”)	Focus, motivate and reward NEOs for achieving annual financial and business objectives	Short-term cash incentive compensation based on Operating Income adjusted by Licensing Billings; Pool ranges from 0% to 200% and is allocated based on individual contributions

Restricted Stock Units

Encourage retention of top talent and ownership of Rambus equity over the long- term

Encourage achievement of superior results for stockholders over the long-term and align executives with stockholder interests

Four-year ratable vesting with weighting at 40% of LTI award for CEO and 50% of LTI award for other NEOs
Performance Units

Three-year performance period, based on our TSR relative to the TSR of certain semiconductor index companies; payouts range from 0% to 200%. Weighting at 60% of LTI award for CEO and 50% of LTI award for other NEOs

Annual Base Salary

For 2022, Mr. Seraphin received a base salary increase, primarily based on market compensation data and his individual performance. During 2022, Messrs. Fan and Shinn also received increases to their base salaries, reflecting individual performance and a review of market compensation levels. The following shows the NEOs’ base salary amounts for 2022 and 2021, including the percentage change from the prior fiscal year. Mr. Jones was appointed as Vice President, Finance, and Interim Chief Financial Officer effective as of November 15, 2021, and continued to receive his then-current annual base salary in his new role. Additionally, during his service as Vice President, Finance, and Interim Chief Financial Officer, Mr. Jones received a monthly stipend of $6,250 as additional compensation to reflect his increased duties to the Company. Mr. Lynch was appointed as Senior Vice President, Finance, and Chief Financial Officer effective as of August 1, 2022, and received an increase to his base salary in connection with his appointment based on a review of market compensation data. The amount shown in the table below reflects his increased 2022 base salary.

	2022 Base Salary	2021 Base Salary		Percentage Change
Executive Officers:
Luc Seraphin	$600,000	$575,000		4.3%
Desmond Lynch	$350,000	$—		—
Sean Fan	$520,000	$480,000		8.3%
John Shinn	$350,000	$325,000		7.7%
Keith Jones	$324,571	$324,571	*	0%

*	As noted above, during his service as Vice President, Finance, and Interim Chief Financial Officer, Mr. Jones received a monthly stipend of $6,250.

Annual Cash Incentive Compensation — Corporate Incentive Plan (CIP)

Consistent with previous years, the Company’s fiscal year 2022 CIP was based on the achievement of an objective performance goal of pro-forma operating income. The Company believes this measure provides a meaningful measure of core financial performance that promotes growth and cost discipline. Pro-forma operating income is a non-GAAP measure that consists of GAAP operating income, adjusted for stock-based compensation expense, amortization expense, certain acquisition related expenses, retention bonuses, restructuring expenses, impairment charges, non-cash interest expense and certain other one-time or extraordinary expenses or credits and, as described in the next paragraph, was also adjusted for Customer Licensing Income (“CLI”). Other one-time or extraordinary expense or income items may be excluded from pro-forma operating income as determined by the Compensation and Human Resources Committee.

In addition, consistent with prior years, the fiscal year 2022 CIP achievement metric of pro-forma operating income was also adjusted for CLI. CLI represents the Company’s reported financial results adjusted for licensing billings. Licensing billings is an operational metric that reflects amounts invoiced to the Company’s patent and technology licensing customers during the period, and it was chosen as an adjustment because it provides a measure comparable to prior periods that more closely matches the Company’s cash from operations and provides meaningful profitability metrics.

For 2022, each of Messrs. Seraphin’s, Fan’s, Shinn’s and Jones’ CIP targets as a percentage of base salary remained the same from the 2021 CIP targets at 100%, 80%, 50% and 40% of each executive’s base salary, respectively. The following table shows the 2022 CIP targets for our NEOs with the 2022 CIP target for Mr. Lynch based on his 2022 CIP target after his appointment to his new position.

	2022 CIP Target
	2022 CIP Target		% of Base Salary
Executive Officers:
Luc Seraphin	$600,000		100%
Desmond Lynch	$262,500	*	75%
Sean Fan	$416,000		80%
John Shinn	$175,000		50%
Keith Jones	$129,828		40%

*	Reflects Mr. Lynch’s target bonus and percentage of base salary following his appointment to Senior Vice President, Finance, and Chief Financial Officer effective as of August 1, 2022.

To align payouts with Company performance, CIP funding can range from 0% to 200% of target with a threshold of $0 (paying at 0% of target) and a maximum pro-forma operating income target of $463.8 million (paying at 200% of target), with awards interpolated for performance between discrete points. In accordance with the plan, our 2022 CIP funding was measured at mid-year based on estimated expectations of the full year’s achievement against the performance target. The measurement resulted in a progress payment toward the full year target payment. Final payments for fiscal year 2022 reflected actual Company performance in 2022, net of the mid-year progress performance payment. The 2022 performance targets and results of pro-forma operating income were as follows:

Target	Actual Performance	CIP Funding
$231.9 million	$256.2 million	110.5%

The 2022 target was challenging, especially due to supply chain constraints that needed to be managed continually as well as the structural decline in our 100% margin patent licensing revenue. Our product revenue, driven by continued market momentum for our memory interface chips, increased as compared to 2021.

Individual CIP payouts for then-current NEOs varied as identified below on an assessment of individual performance relative to corporate goals and metrics. Individual executive performance may be factored into the payout amounts based on achievement of specific individual goals. Individual goals may be quantitative, milestone-based or project-based. Mr. Seraphin’s performance is discussed and determined by the Compensation and Human Resources Committee with active consultation with the Board. Individual performance of the other then-current NEOs is determined by the CEO, with active consultation and discussion with the Compensation and Human Resources Committee and its consultant, Farient. The Company retains the flexibility to exercise discretion in determining bonus amounts based on individual performance, and exercised this discretion in 2022. Mr. Jones received a CIP payout of $51,931 for the first half of 2022 and did not receive a CIP payout for the second half of 2022 because he was not employed by the Company on the date of payment and therefore not eligible for this payment.

	2022 CIP Payout
	2022 CIP Payout		2022 CIP Target		2022 OP Funding		2022 Individual Performance	% of Base Salary
Executive Officers:
Luc Seraphin	$663,000		$600,000		$663,000		100%	110.5%
Desmond Lynch	$228,380	*	$262,500	**	$290,063	**	78.7%*	65.3%*
Sean Fan	$471,400		$416,000		$459,680		102.5%	90.7%
John Shinn	$192,500		$175,000		$193,375		99.5%	55%
Keith Jones***	$51,931		$129,828		$143,460		36.2%	16.0%

*

Mr. Lynch’s first half CIP payout was based on his bonus target and base salary in effect prior to his appointment to Senior Vice President, Finance, and Chief Financial Officer and his second half CIP payout was based on his bonus target and base salary in his new role.

**	Reflects Mr. Lynch’s annualized bonus following his appointment to Senior Vice President, Finance, and Chief Financial Officer effective as of August 1, 2022.
***	Mr. Jones did not receive a CIP payout for the second half of 2022 because he was not employed by the Company on the date of payment.

Additional Bonus Payments

As an incentive for Mr. Jones to accept the position of Vice President, Finance, and Interim Chief Financial Officer, the Company agreed to pay Mr. Jones a $150,000 retention bonus on November 15, 2022, subject to Mr. Jones’ continued service with the Company on such date. In order to ensure a smooth transition of his employment, including filing the Company’s Forms 10-K and 10-Q, the Company paid Mr. Jones the retention bonus in August 2022, notwithstanding his termination of employment prior to November 2022.

Additionally, as a retention tool and to reward Mr. Lynch for his service on the finance team, in November 2021, the Company agreed to pay Mr. Lynch a $100,000 cash retention bonus, subject to his continued employment with the Company on the payment date. The retention bonus was paid to Mr. Lynch in the first payroll cycle following November 15, 2022.

Long Term Equity Incentive Compensation

Our equity incentives encourage the achievement of superior results over time and align the interests of our executive officers and stockholders because the value of the equity incentives is based on the performance of the Company’s stock. Our equity awards are subject to vesting provisions to encourage executive officers to remain employed with us. To determine annual equity awards with respect to a completed fiscal year, the Compensation and Human Resources Committee reviews each then-current NEO’s performance and contribution during such year, as well as current market information, external competitive circumstances, overall equity ownership and vesting schedules of existing equity held by each NEO.

2022 Equity Awards

Based on its review of current market practices and the intended balance between a focus on performance and executive retention in a competitive employment market, the Compensation and Human Resources Committee determined that a mix of RSUs and PSUs without options would provide more appropriate incentives for Company NEOs, including the Company’s CEO. Annual equity awards granted in February 2022 to our then-current NEOs represented a mix of performance units and RSUs as an incentive for share price growth and financial performance as shown below.

	Performance Units	Restricted Stock Units
CEO	60%	40%
NEOs	50%	50%

The following table is a summary of equity awards (in number of shares) granted during February 2022 to our then-current NEOs. For the dollar values associated with such grants, please see the Summary Compensation Table.

	PSU Grant at Target		RSU Grant
Executive Officers:
Luc Seraphin	99,765		66,510
Sean Fan	58,685	*	58,685
John Shinn	9,780		9,780
Keith Jones	—		7,824

*	Does not reflect the performance units granted to Mr. Fan as part of a one-time grant and described below.

In February 2022, prior to his appointment to his new role, Mr. Lynch received an equity award grant from the Company based on his then-current role with the Company. For the dollar values associated with such award, please see the Summary Compensation Table. In connection with his appointment to Senior Vice President, Finance, and Chief Financial Officer, and based on its review of current market practices and the intended balance between a focus on performance and executive retention in a competitive employment market, on July 27, 2022, the Compensation and Human Resources Committee awarded Mr. Lynch the following equity awards (in number of shares). The RSUs will vest in four equal annual installments with a vesting commencement date on September 1, 2022, subject to continued service through the applicable vesting period. The PSUs will vest as described below under “2022 Performance Units”. For the dollar values associated with such grants, please see the Summary Compensation Table.

	PSU Grant at Target	RSU Grant
Executive Officers:
Desmond Lynch	20,350	20,350

2022 Performance Units

In fiscal year 2022, the Company granted its then-current NEOs performance units with a three-year performance period that are eligible to vest upon the completion of the performance period or as otherwise provided in the award agreement. The fiscal year 2022 performance units vest solely based upon the Company’s relative TSR to the TSR of the SOX semiconductor index companies, excluding certain companies from that index focused on equipment and systems used in the production of semiconductors (the “Equipment Companies”). The SOX semiconductor index companies minus the Equipment Companies was chosen as the benchmark because it best reflects the volatility and trading patterns of our common stock. The Compensation and Human Resources

Committee decided to retain the plan design and structure of the 2021 performance units granted in February 2021. Accordingly, the plan design and structure of the 2022 performance units is the same as the 2021 performance units, including a three-year performance period.

The performance units will vest based upon the achievement of relative TSR (with a 100% weighting) as set forth below, with a relatively wide point spread to ensure relevance throughout the performance period:

Performance Level	TSR Percentage Point Spread Above / Below Median of SOX Semiconductor Index Minus Equipment Companies (1)	Payout (Percentage of Target Shares) (2)
Max	≥ +25%	200%
Target	0%	100%
Threshold	-15%	25%
< Threshold	< -15%	0%
(1)	A 60-day trailing average stock price will be used to calculate TSR

(2)	Will be interpolated for performance between discrete points

In fiscal year 2022, based on its review of current market practices and to incentivize and reward product revenue growth, the Company granted 117,370 additional performance units to Mr. Fan with a four-year performance period that are eligible to vest upon the completion of the performance period or as otherwise provided in the award agreement. Mr. Fan’s performance units vest solely based upon the Company’s cumulative product revenue during the performance period as set forth below:

Performance Level	Cumulative Product Revenue During the Performance Period ($MMs)	Payout (Percentage of Target Shares) (1)
Max	≥ $2,500	200%
Target	$2,000	100%
Threshold	$1,500	50%
< Threshold	≤ $1,250	0%
(1)	Will be interpolated for performance between discrete points

2020 Performance Units

In fiscal 2020, we granted our then-current NEOs performance units with a three-year performance period that would vest in full upon the completion of the performance period or as otherwise provided in the award agreement. The plan design and structure of the 2020 performance units was the same as the 2022 performance units as described above.

The performance period for the performance units granted in fiscal 2020 ended as of December 31, 2022. The Compensation and Human Resources Committee certified performance and vesting for the NEOs based on the Company’s relative TSR to the TSR of the SOX minus Equipment Companies.

The Company’s TSR percentage point spread above the median of the SOX minus Equipment Companies was 22.7, which resulted in 191% of target payout.

The Compensation and Human Resources Committee certified performance and vesting of the 2020 performance units for the NEOs who held 2020 performance units as follows:

NEO	Target Number of 2020 Performance Units (Shares)	Payout (Shares)
Luc Seraphin	150,000	286,500
Sean Fan	46,153	88,152

Other Policies and Elements of Executive Compensation

Benefits and Perquisites

We do not provide any perquisites to our executives that are not generally available to the broader employee population, with the exception of termination benefits for Mr. Seraphin and our other NEOs based on change of control severance agreements. Our NEOs are eligible to participate in our 401(k) plan, our health and welfare benefits, our Employee Stock Purchase Plan and our User-Owned Personal Computing Devices reimbursement program on the same terms as other eligible employees.

Stock Ownership Guidelines

The Compensation and Human Resources Committee believes that executives and members of the Board should own a significant amount of our Company stock in order to align the interests of such individuals with those of our stockholders. In 2020, the Compensation and Human Resources Committee undertook an extensive review of our guidelines relative to our objectives of ownership and competitive practice and further reviewed the guidelines in 2021. Given the review, the Compensation and Human Resources Committee established the following guidelines (that remain in effect) requiring executives and directors to own a multiple of their salaries and cash retainers, respectively, as follows:

Group	Stock Ownership Guidelines
Chief Executive Officer	Four times (4x) base salary
Other Executive Officers	Two times (2x) base salary
Directors	Three times (3x) annual cash compensation

For purposes of the ownership guidelines, ownership includes shares owned outright (including stock purchase plan holdings) and 50% of outstanding RSUs. Vested and unvested stock options and unvested performance units are not qualified holdings for purposes of satisfying the stock ownership guidelines. Further, 50% of qualifying equity holdings must be in the form of issued and outstanding common stock. Executives and directors with a service date before July 30, 2020 are required to achieve the required levels on or before July 30, 2025. New executives and directors must achieve the guidelines within five years from the date an officer or director assumes his or her position. As of December 31, 2022, all of our NEOs and directors are in compliance with the updated policy or are within the five year phase in period.

Hedging and Pledging

As stated in our Code of Business Conduct and Ethics, all of our employees and directors are prohibited from engaging in hedging transactions in Rambus shares, including short sales and purchases of put options. In addition, under our insider trading policy, our directors and executive officers are prohibited from pledging Rambus securities as collateral for loans.

Equity Grant Policy

Annual equity awards to then-current NEOs are granted on February 1st of each year or the first trading day thereafter. Under our current compensation program, awards granted consist of RSUs and performance units. The number of shares and key terms of the awards are approved by the Compensation and Human Resources Committee prior to the scheduled award date. On occasion, the Compensation and Human Resources Committee approves other special or promotional equity awards during the year in addition to the annual equity awards, but no such awards were made in 2022 other than to Mr. Lynch related to his appointment as Senior Vice President, Finance, and Chief Financial Officer, and to Mr. Fan, both as discussed above.

Compensation Recovery (Clawback)

The Compensation and Human Resources Committee reserves the right to reduce or withhold future compensation based on any restatement or adjustment to the Company’s reported financial statements, and to determine the extent to which recovery of prior compensation may be pursued in the event of future adjustments caused by fraud on the part of an executive of Rambus. The Compensation and Human Resources Committee will adopt a policy that complies with the new SEC and Nasdaq requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Change of Control Severance Agreements

We maintain change of control severance agreements with our current NEOs, including our CEO, that govern certain applicable change of control severance obligations. These agreements are designed to promote stability and retention of senior management prior to and following a change of control and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment. Each agreement has an initial term of three years and will renew automatically for additional one-year terms unless either party to the agreement provides the other with written notice of non-renewal at least 90 days prior to the date of automatic renewal.

For each of our NEOs, under the terms of their change of control severance agreement, if we terminate such executive’s employment without “Cause” or such executive terminates his employment for “Good Reason”, and in each case, such termination occurs during a period beginning three months before a change of control and ending 12 months (or 24 months in the case of Mr. Seraphin) following a change of control, then subject to the executive signing and not revoking a separation agreement and release of claims and the executive’s continued compliance with the terms of the At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement entered into between the executive and the Company, the executive will receive: (i) a lump sum payment (less applicable withholding taxes) equal to 100% (or 200% in the case of Mr. Seraphin) of the executive’s annual base salary as in effect immediately prior to the executive’s termination date or, if greater, at the level in effect immediately prior to the change of control; (ii) a lump sum payment (less applicable withholding taxes) equal to 100% (or 200% in the case of Mr. Seraphin) of the executive’s target bonus and commission for the year of termination as in effect immediately prior to the executive’s termination date, or, if greater, at the level in effect immediately prior to the change of control; (iii) 100% of the executive’s then-outstanding and unvested equity awards will become vested in full (and if the amount of the award to vest is determined based on the achievement of performance criteria, then the equity awards will vest based on achievement at target levels for the relevant performance period(s)); and (iv) if the executive elects continuation coverage pursuant to COBRA for executive and his or her eligible dependents, the Company will reimburse the executive for the COBRA premiums for a maximum period of 12 months (or 18 months in the case of Mr. Seraphin). Refer to “Executive Compensation Tables — Potential Payments Upon Termination or Change of Control” below for a discussion of potential payments to our current NEOs, including our CEO.

Employment Agreement with Keith Jones

In connection with his appointment to the role of Vice President, Finance, and Interim Chief Financial Officer, the Company entered into an employment agreement with Mr. Jones that governed his services in such role. Mr. Jones resigned from his employment effective August 5, 2022. Refer to “Executive Compensation Tables — Potential Payments Upon Termination or Change of Control” below for payments made to Mr. Jones in connection with his resignation.

Compensation Program Risk Evaluation

The Compensation and Human Resources Committee annually reviews the elements of NEO compensation to determine whether any portion of the overall program encourages excessive risk taking. The Compensation and Human Resources Committee’s current assessment is that although the majority of compensation provided to our NEOs is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. The Compensation and Human Resources Committee believes that the design of these compensation programs encourages our NEOs to remain focused on both short- term and long-term strategic goals.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

Our Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

THE COMPENSATION AND HUMAN
RESOURCES COMMITTEE

Eric Stang (Chair)
Necip Sayiner
Sanjay Saraf

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows NEO compensation information for the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Title	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Luc Seraphin	2022	597,917		—		5,857,203		663,000	12,354	7,130,474
Chief Executive	2021	575,000		—		4,511,773		663,000	11,724	5,761,497
Officer	2020	572,917		—		4,050,500		742,900	11,346	5,377,663

Desmond Lynch(4)	2022	326,958		100,000	(5)	1,481,185		228,380	10,506	2,147,030
Senior Vice President, Finance, and
Chief Financial Officer

Sean Fan	2022	516,667		—		7,629,637	(6)	471,400	14,354	8,632,058
Senior Vice President,	2021	480,000		—		1,816,592		423,600	13,724	2,733,916
Chief Operating Officer	2020	479,583		300,000	(7)	1,493,972		513,600	13,346	2,800,501

John Shinn	2022	347,917		—		657,509		192,500	12,194	1,210,120
Senior Vice President, Secretary an	2021	322,697		—		564,560		187,000	9,804	1,084,061
General Counsel

Keith Jones(8)	2022	240,767	(8)	150,000	(9)	199,981		51,931	9,338	652,017
Vice President, Finance and Interim	2021	331,599	(8)	—		229,692		132,931	11,941	706,163
Chief Financial Officer

(1)

Amounts shown are the aggregate grant date fair value computed in accordance with the provisions of FASB ASC Topic 718. The estimated fair value of PSUs was calculated based on the probable outcome of the performance measures for the fiscal year 2022 performance period as of the grant date. These amounts do not necessarily correspond to the actual value recognized by NEOs. The assumptions used to calculate the value of stock awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The performance period for PSUs granted in fiscal year 2020 ended on December 31, 2022. Upon the achievement of the performance criteria associated with such awards, 286,500 of Mr. Seraphin’s PSUs vested and 88,152 of Mr. Fan’s PSUs vested.

(2)

Amounts for fiscal year 2022 consist of compensation earned for services rendered in fiscal year 2022 and are based upon the achievement of certain targets under the Company’s 2022 Corporate Incentive Plan. The target and achievement results were reviewed and approved by the Compensation and Human Resources Committee. The plan is further described under “Compensation Discussion & Analysis — Components of Executive Compensation.”

(3)	“All Other Compensation” for NEOs for 2022 includes a 401K match, life insurance premium payments and a bring your own device to work stipend.
(4)	Mr. Lynch was appointed to the position of Senior Vice President, Finance, and Chief Financial Officer, effective as of August 1, 2022.
(5)	Mr. Lynch was provided a retention bonus of $100,000.
(6)	Mr. Fan was provided a one-time performance units grant. (See “Executive Compensation — Compensation Discussion and Analysis”)
(7)	Mr. Fan was provided a sign-on bonus of $300,000 earned on the one-year anniversary of the commencement of employment with the Company.
(8)

Mr. Jones received an additional monthly salary stipend of $6,250 (the “Salary Stipend”) for his services as Vice President, Finance and Interim Chief Financial Officer (“Interim CFO”). The Salary Stipend was subject to Mr. Jones remaining an employee of the Company during such period. Mr. Jones was paid $9,659 in 2021 and $45,192 in 2022 for his service as Interim CFO in 2022. Mr. Jones resigned from his position as Interim CFO effective as of August 5, 2022.

(9)	Mr. Jones received a retention bonus of $150,000. (See “Executive Compensation — Compensation Discussion and Analysis”)

Executive Employment Arrangements

The material terms of our employment agreements, offer letters or arrangements with each of our NEOs are described below.

Each of our NEOs is eligible to receive certain severance payments and/or benefits in connection with his or her termination of employment under various circumstances, including following a change in control, pursuant to written severance and change in control arrangements. For a summary of the material terms and conditions of these arrangements, as well as an estimate of the potential payments and/or benefits payable to our NEOs under these arrangements, see the description below and the section titled “—Potential Payments Upon Termination or Change in Control” below.

Luc Seraphin. In 2018, we entered into an employment agreement with Mr. Seraphin, which has an initial three-year term that expired on October 25, 2021 and provides for automatic one-year extensions thereafter, unless we or Mr. Seraphin provide the other party written notice at least 90 calendar days before the extension date that the employment term under the agreement will not be extended (and no such notice was given in 2021 or 2022). Mr. Seraphin’s employment agreement provides that he is an at-will employee. Mr. Seraphin is currently entitled to an annual salary of $600,000. Additionally, Mr. Seraphin is eligible for an annual target cash incentive payment equal to $600,000. Per his employment agreement, Mr. Seraphin is eligible to receive additional equity awards as determined by the Board of Directors or the Compensation and Human Resources Committee in its discretion.

Desmond Lynch. In 2022, we appointed Mr. Lynch to the position of Senior Vice President, Finance and Chief Financial Officer. Mr. Lynch is currently entitled to receive an annual salary of $350,000. Additionally, Mr. Lynch is eligible to receive an annual target cash incentive payment equal to $262,500. In connection with his promotion, Mr. Lynch received a maximum long-term, performance-based equity incentive grant of $1,225,000, inclusive of his existing unvested equity. Mr. Lynch is eligible to receive additional equity awards as determined by the Board of Directors or the Compensation Committee in its discretion.

Sean Fan. In 2019, we entered into an offer letter with Mr. Fan. Mr. Fan is currently entitled to an annual salary of $520,000 and an annual target cash incentive payment equal to $416,000. Per his offer letter, Mr. Fan is eligible to receive additional equity awards as determined by the Board of Directors or the Compensation and Human Resources Committee in its discretion.

John Shinn. In 2021, in accordance with the Company’s established succession plan, we appointed Mr. Shinn as the Company’s Senior Vice President, General Counsel and Secretary. Mr. Shinn is currently entitled to receive an annual salary of $350,000. Additionally, Mr. Shinn is eligible to receive an annual target bonus payment equal to $175,000. Mr. Shinn is eligible to receive equity awards as determined by the Board of Directors or the Compensation and Human Resources Committee in its discretion.

Keith Jones. In connection with his appointment to the role of Vice President, Finance, and Interim Chief Financial Officer, the Company entered into an employment agreement with Mr. Jones that governed his services in such role. Mr. Jones was entitled to a salary of $195,575 and received an additional monthly salary stipend of $6,250 for his services as Vice President, Finance and Interim Chief Financial Officer and received a retention bonus of $150,000. Mr. Jones resigned from his employment effective August 5, 2022.

Grants of Plan Based Awards

The following table shows all plan-based awards granted to the NEOs during 2022. The unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2022 Year End table that follows.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards; Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Luc Seraphin	2/1/2022	—	$600,000	$1,200,000
	2/1/2022				24,941	(2)	99,765	(2)	199,530	(2)			4,157,208
	2/1/2022										66,510	(3)	1,699,996
Desmond Lynch	2/1/2022	—	$262,500	$525,000
	9/1/2022				5,088	(2)	20,350	(2)	40,700	(2)			756,206
	2/1/2022										8,802	(3)	224,979
	9/1/2022										20,350	(5)	500,000
Sean Fan	2/1/2022	—	$416,000	$832,000
	2/1/2022				14,671	(2)	58,685	(2)	117,370	(2)			2,445,404
	2/1/2022				0	(6)	117,370	(6)	234,740	(6)			3,684,244
	2/1/2022										58,685	(3)	1,499,989
John Shinn	2/1/2022	—	$175,000	$350,000
	2/1/2022				2,445	(2)	9,780	(2)	19,560	(2)			407,533
	2/1/2022										9,780	(3)	249,977
Keith Jones	2/1/2022	—	$129,828	$259,656
	2/1/2022										7,824	(3)	199,981

(1)

Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive compensation opportunities under our CIP. Payments under this plan are not subject to a threshold. Target payment amounts are based on our Operating Income adjusted by Licensing Billings and pay at 100%. Payments to Messrs. Seraphin, Lynch, Fan, Shinn and Jones (during his employment) under our CIP are, or were (in the case of Mr. Jones), subject to a maximum payment of 200%. The actual amounts paid to our NEOs are set forth in the “Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in “Compensation Discussion and Analysis—Components of Executive Compensation” above.

(2)

Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns, except for Mr. Fan’s additional grant described in footnote (6) below, relate to payout opportunities for fiscal year 2022 PSUs, which were granted under our 2015 Plan. The PSUs vest solely based upon our relative TSR to the median TSR of the SOX semiconductor index companies, excluding the Equipment Companies, during a three-year performance period. The amounts shown in the Threshold column reflect the PSUs that become eligible to vest if our TSR percentage point spread below the median TSR of the SOX semiconductor index companies, excluding the Equipment Companies, is -15%, and pay out at 25% of Target. The amounts shown in the Target column reflect the PSUs that become eligible to vest if our TSR percentage point spread relative to the median TSR of the SOX semiconductor index companies, excluding the Equipment Companies, is 0%, and pay out at 100% of Target. The amounts shown in the Maximum column reflect the PSUs that become eligible to vest if our TSR percentage point spread above the median TSR of the SOX semiconductor index companies, excluding the Equipment Companies, is equal or greater than 25%, and pay out at 200% of Target. The number of PSUs that become eligible to vest will be interpolated on a linear basis between the threshold and maximum levels. The vesting of the PSUs is subject to the NEO’s continued service to the Company through the applicable vesting date on the last day of the performance period, except as otherwise provided in the award agreement. The PSUs are discussed more fully in “Compensation Discussion and Analysis—Components of Executive Compensation” above.

(3)

Granted on February 1, 2022 and vest in four equal annual installments beginning on February 1, 2023. The vesting of the RSUs is subject to the NEO’s continued service to the Company through the applicable vesting date on the fourth anniversary of the date of grant.

(4)

The amounts reported in this column reflect the aggregate grant date fair value of the RSUs and PSUs granted to our NEOs in fiscal year 2022 as computed in accordance with ASC Topic 718. For accounting purposes, the estimated fair value of PSUs was calculated based on the probable outcome of the performance measures for the fiscal year 2022 performance period as of the grant date. These amounts do not necessarily correspond to the actual value recognized by NEOs. The assumptions used to calculate the value of stock and option awards are set forth under Note 14 to the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(5)	The RSUs were granted on September 1, 2022 and vest in four equal annual installments beginning on September 1, 2023.
(6)

Amounts relate to an additional 117,370 PSUs granted to Mr. Fan on February 1, 2022. The PSUs become eligible to vest solely based upon our cumulative product revenue during the four-year performance period. The amounts shown in the Threshold column reflect the PSUs that become eligible to vest if our cumulative product revenue is equal to $1.25 billion and pay out at 0% of Target. The amounts shown in the Target column reflect the PSUs that become eligible to vest if our cumulative product revenue is equal to $2.0 billion and pay out at 100% of Target. The amounts shown in the Maximum column reflect the PSUs that become eligible to vest if our cumulative product revenue is equal to or greater than $2.5 billion and pay out at 200% of Target. The number of PSUs that become eligible to vest will be interpolated on a linear basis between the threshold and maximum levels. The vesting of the PSUs is subject to Mr. Fan’s continued service to the Company through the last day of the performance period, except as otherwise provided in the award agreement. The PSUs are discussed more fully in “Components of Compensation Discussion and Analysis—Executive Compensation” above.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the NEOs as of December 31, 2022. Unvested stock awards reported in the Grants of Plan Based Awards table above are also included in the table below.

	Option Awards					Stock Awards
Name(1)	# of Securities Underlying Unexercised Options (#) Exercisable		# of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2)($)	Equity Incentive Plan Awards: #of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Luc Seraphin	4,172	(3)	—	$12.84	2/1/2028	—		—	—		—
	302	(4)	—	$12.80	2/1/2027	—		—	—		—
	—		—	—	—	66,510	(5)	$2,382,388	—		—
	—		—	—	—	55,327	(6)	$1,981,813	—		—
	—		—	—	—	50,000	(7)	$1,791,000	—		—
	—		—	—	—	28,750	(8)	$1,029,825	—		—
	—		—	—	—	—		—	286,500	(9)	$10,262,430
	—		—	—	—	—		—	110,655	(10)	$3,963,662
	—		—	—	—	—		—	99,765	(11)	$3,573,582
Desmond Lynch	—		—	—	—	20,350	(12)	$728,937	—		—
	—		—	—	—	8,802	(5)	$315,288	—		—
	—		—	—	—	8,825	(6)	$316,112	—		—
	—		—	—	—	9,000	(13)	$322,380	—		—
	—		—	—	—	—		—	20,350	(14)	$728,937
Sean Fan	—		—	—	—	58,685	(5)	$2,102,097	—		—
	—		—	—	—	28,816	(6)	$1,032,189	—		—
	—		—	—	—	23,076	(7)	$826,582	—		—
	—		—	—	—	—		—	88,152	(9)	$3,157,605
	—		—	—	—	—		—	38,422	(10)	$1,376,276
	—		—	—	—	—		—	58,685	(11)	$2,102,097
	—		—	—	—	—		—	117,370	(15)	$4,204,193
John Shinn	—		—	—	—	9,780	(5)	$350,320	—		—

	Option Awards				Stock Awards
Name(1)	# of Securities Underlying Unexercised Options (#) Exercisable	# of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2)($)	Equity Incentive Plan Awards: #of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	—	—	—	—	8,499	(16)	$304,434	—		—
	—	—	—	—	5,000	(7)	$179,100	—		—
	—	—	—	—	5,500	(8)	$197,010	—		—
	—	—	—	—	—		—	11,332	(10)	$405,912
	—	—	—	—	—		—	9,780	(11)	$350,320

(1)	Mr. Jones had no equity awards outstanding at December 31, 2022.
(2)

The market value is calculated using the closing price of our common stock of $35.82 on December 30, 2022 (the last trading day of 2022), as reported on The Nasdaq Global Select Market, multiplied by the unvested stock amount.

(3)

The option was granted on February 1, 2018. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until they were fully vested on February 1, 2022.

(4)

The option was granted on February 1, 2017. Options representing 1/10th of the total shares granted vested six months from the grant date and the remaining shares vest in equal monthly installments until they were fully vested on February 1, 2021.

(5)	The RSUs were granted on February 1, 2022 and vest in four equal annual installments beginning on February 1, 2023.
(6)	The RSUs were granted on February 1, 2021 and vest in four equal annual installments beginning on February 1, 2022.
(7)	The RSUs were granted on February 3, 2020 and vest in four equal annual installments beginning on February 3, 2021.
(8)	The RSUs were granted on February 1, 2019 and vest in four equal annual installments beginning on February 1, 2020.
(9)

The PSUs were granted on February 3, 2020. The number of shares earned will range between 25% to 200% of target shares granted. The PSUs represent the shares earned as of December 31, 2022 and amount to approximately 191% of the target shares granted. Refer to “2020 Performance Units” above for more information

(10)

The PSUs were granted on February 1, 2021. The number of shares earned will range between 25% to 200% of target shares granted. The PSUs will vest based upon the achievement of +/-25% based on the Company’s relative TSR to the TSR of the SOX semiconductor index companies and the executive’s continued service to the Company through the applicable vesting date on the third anniversary of the date of grant.

(11)

The PSUs were granted on February 1, 2022. The number of shares earned will range between 25% to 200% of target shares granted. The PSUs will vest based upon the achievement of +/-25% based on the Company’s relative TSR to the TSR of the SOX semiconductor index companies and the executive’s continued service to the Company through the applicable vesting date on the third anniversary of the date of grant.

(12)	The RSUs were granted on September 1, 2022 and vest in four equal annual installments beginning on September 1, 2023.
(13)	The RSUs were granted on March 2, 2020 and vest in four equal annual installments beginning on March 2, 2021.
(14)

The PSUs were granted on September 1, 2022. The number of shares earned will range between 25% to 200% of target shares granted. The PSUs will vest based upon the achievement of +/-25% based on the Company’s relative TSR to the TSR of the SOX semiconductor index companies and the executive’s continued service to the Company through the applicable vesting date on the third anniversary of the date of grant.
(15)	The PSUs were granted on February 1, 2022. The number of shares earned will range between 0% to 200% of target shares granted.
(16)	The RSUs were granted on February 19, 2021 and vest in four equal annual installments beginning on February 1, 2022.

Except as otherwise noted, each of the options and other equity awards reflected on the table above were issued under the 2006 Plan or the 2015 Plan, which are plans that were or are available to all of our employees.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the NEOs during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)($)
Luc Seraphin	10,438	131,119	256,444	6,542,459
Desmond Lynch	—	—	7,442	201,243
Sean Fan	—	—	137,309	3,503,964
John Shinn	—	—	15,833	403,466
Keith Jones(2)	—	—	19,442	502,940

(1)	The value realized equals the market value of our common stock on the vesting date multiplied by the number of shares that vested.
(2)	Mr. Jones left the Company on August 5, 2022 and ceased to be an executive officer. Information in the above table reflects transactions through August 5, 2022.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Luc Seraphin, our CEO:

For fiscal year 2022, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $157,467; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $7,130,474.

Based on this information, for fiscal year 2022, the ratio of the annual total compensation of Mr. Seraphin, our CEO, to the median of the annual total compensation of employees was approximately 45 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•	We selected December 31, 2022, which is the last day of our fiscal year, as the date upon which we would identify the median employee.

•

During fiscal year 2022, our employee population had consisted of approximately 766 individuals, including employees in the United States, Australia, Canada, China, Finland, France, India, Japan, the Netherlands, Bulgaria, South Korea, Taiwan and the United Kingdom. Of these employees, 289 were located in the United States and 477 were located outside of the United States.

•

When determining our median employee, we excluded all employees from Australia (2), Japan (2) and United Kingdom (3), which is less than 5% of our total employee population (based on an employee count of 766) under the de minimis exception provided for in Item 402(u).

•	To identify the “median employee” from our employee population we used payroll and equity plan records for January 1, 2022 through December 31, 2022 (the “compensation measure”).

•

The compensation measure included the following: base salary, employer cost of benefits, employer retirement plan contributions, including 401(k) matching, bonus payments, grant date fair value of equity awards, employee stock purchase plan discounts and sales commissions.

•

For countries other than the United States, India, China, Taiwan and South Korea, the employer cost of benefits was calculated based on the average employer cost per country and for countries in the European Union, includes the cost of holidays.

•	Amounts paid in foreign currency were converted into United States dollars using exchange rates in effect as of December 31, 2022.

•

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $157,467.

•	With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table for Mr. Seraphin.

Potential Payments Upon Termination or Change of Control

Equity Acceleration

In the event of a “change in control” or “merger” of the Company, as defined in the plans, each outstanding option or equity award will be assumed or an equivalent option or right substituted by the successor company. In the event that the successor company refuses to assume or substitute for the option or equity award, the participant will fully vest in and have the right to exercise all of his or her options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the administrator of the plan will notify the participant that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.

The form of option agreement for the 2015 Plan and the 2006 Plan, provides that if a successor company assumes outstanding options or awards or substitutes for options or awards with an equivalent award, then if following such assumption or substitution the participant’s status as an employee or employee of the successor company, as applicable, is terminated by the successor company as a result of an “Involuntary Termination” other than for “Cause” within 12 months following the change in control, the option or award will immediately vest and become exercisable as to 100% of the shares subject to the option or award.

Change of Control Severance Agreements

We have entered into change of control severance agreements with our executive officers (other than Mr. Jones), including our CEO, that govern certain applicable change of control severance obligations. These agreements are designed to promote stability and retention of senior management prior to and following a change of control and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment. Each agreement has an initial term of three years and will renew automatically for additional one-year terms unless either party to the agreement provides the other with written notice of non-renewal at least 90 days prior to the date of automatic renewal.

For each of our NEOs other than our CEO, if we terminate such executive’s employment without “Cause” or such executive terminates his employment for “Good Reason”, and in each case, such termination occurs during a period beginning three months before a change of control and ending 12 months following a change of control, then subject to the executive signing and not revoking a separation agreement and release of claims and the executive’s continued compliance with the terms of the At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement entered into between the executive and the Company, the executive will receive: (i) a lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s annual base salary as in effect immediately prior to the executive’s termination date or, if greater, at the level in effect immediately prior to the change of control; (ii) a lump sum payment (less applicable withholding taxes) equal to 100% of the executive’s full bonus and commission for the year of termination at target level as in effect immediately prior to the executive’s termination date, or, if greater, at the level in effect immediately prior to the change of control; (iii) 100% of the executive’s then-outstanding and unvested equity awards will become vested in full (and if the amount of the award to vest is determined based on the achievement of performance criteria, then the equity awards will vest based on achievement at target levels for the relevant performance period(s)); and (iv) if the executive elects continuation coverage pursuant to COBRA for executive and his or her eligible dependents, the Company will reimburse the executive for the COBRA premiums for a maximum period of 12 months.

CEO Employment Agreement

Mr. Seraphin’s employment agreement with the Company provides that in the event the Company terminates his employment with the Company without “Cause” and such termination does not occur within the three months prior to or 24 months following a change of control of the Company, Mr. Seraphin will receive: (i) a lump sum payment of 100% of his base salary and target bonus, (ii) Company payment of his COBRA premiums (in lieu of continued employee benefits) for a period of 12 months, and (iii) 12 months additional vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date). In the event the Company terminates Mr. Seraphin’s employment with the Company without “Cause” or Mr. Seraphin voluntarily terminates his employment for “Good Reason”, and in either event, such termination occurs within three months prior to or 24 months following a change of control of the Company, Mr. Seraphin will receive: (i) a lump sum payment of 200% of his base salary and target bonus, (ii) Company payment of his COBRA premiums (in lieu of continued employee benefits) for a period of 18 months, and (iii) 100% vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date).

The severance payments and other benefits will be subject to Mr. Seraphin entering into (and not revoking) a release of claims agreement against the Company and Mr. Seraphin’s continued compliance with certain non-compete, non-solicit, and non-disparagement provisions contained in the Agreements. In the event that the severance payments and other benefits payable to Mr. Seraphin constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Seraphin’s severance and other benefits will be either: (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Seraphin on an after-tax basis of the greatest amount of benefits.

Potential Payments Upon Termination or Change in Control

The value of the benefits that would be payable to Mr. Seraphin assuming a qualifying termination of employment on December 31, 2022, is included in the chart below.

	Salary	Bonus	Equity	Benefits	Total
Luc Seraphin (No Change In Control)	$600,000	$600,000	$19,790,049	$24,637	$21,014,685
(Change In Control)	$1,200,000	$1,200,000	$21,281,092	$36,955	$23,718,047

The value of the benefits that would be payable to Messrs. Lynch, Fan and Shinn our other current NEOs, assuming a qualifying termination of employment on December 31, 2022, is included in the chart below.

	Salary	Bonus	Equity	Benefits	Total
Desmond Lynch	$350,000	$262,500	$1,925,695	$949	$2,539,144
Sean Fan	$520,000	$416,000	$9,787,746	$28,346	$10,752,092
John Shinn	$350,000	$175,000	$1,418,245	$36,840	$1,980,085

(1)	Mr. Jones was not eligible to receive potential change of control payments assuming a qualifying termination of employment on December 31, 2022 because he was not employed on such date.

Compensation of Directors

The following table shows compensation information for our non-employee directors for 2022.

Name	Fees Earned or Paid in Cash($)	Stock Awards (1) ($)	Option Awards (1) ($)	Total($)	Equity Footnotes
Charles Kissner	85,000	169,973	—	254,973	(2)
Steven Laub(3)	40,500	155,815	—	196,315	(4)
Meera Rao	72,500	169,973	—	242,473	(2)
Emiko Higashi	67,500	169,973	—	237,473	(2)
Sanjay Saraf	67,500	169,973	—	237,473	(2)
Necip Sayiner	67,500	169,973	—	237,473	(2)
Eric Stang	70,000	169,973	—	239,973	(2)
Karen Rogge(5)	60,000	169,973	—	229,973	(2)
Former Directors:
James Mitarotonda(6)	20,000	169,973	—	189,973	(2)

(1)

Amounts shown do not reflect compensation actually received by the non-employee directors. Instead, the amounts shown are the aggregate grant date fair value computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the value of stock and stock option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	5,408 RSUs granted on 4/1/22 with a fair value of $31.43 per share.
(3)	Mr. Laub joined the Board on April 28, 2022.
(4)	6,108 RSUs granted on 5/2/22 with a fair value of $25.51 per share.
(5)	Ms. Rogge joined the Board of Directors on April 29, 2021, and will serve on the Board of Directors until the completion of the Annual Meeting.
(6)	Mr. Mitarotonda served on the Board from January 1, 2022 until April 28, 2022.

Summary of Director Compensation Plan

Annual Retainer. Each independent director receives an annual retainer of $60,000 in cash. The Chairperson of the Board receives an additional annual retainer of $25,000 (the “Board Chair Retainer”). The Chairperson of the

Audit Committee receives an additional annual retainer of $12,500. The Chairperson of the Compensation and Human Resources Committee receives an additional annual retainer of $10,000. The Chairperson of the Corporate Development Committee, which oversees the Company’s acquisition and divestiture activity, receives an additional annual retainer of $7,500. The Chairperson of the Corporate Governance/Nominating Committee receives an additional annual retainer of $7,500. The Chairperson of the Cyber Risk Committee receives an additional annual retainer of $7,500. Each annual retainer is paid in quarterly installments. As of April 1, 2023, the Board Chair Retainer will increase to $50,000.

Annual Equity Grant. Each independent director receives an annual equity grant of such number of RSUs with an approximate fair market value equal to $170,000 at the time of grant (“Annual Equity Grant”). Annual Equity Grants for non-employee directors are granted on April 1st of each year or the first trading day thereafter. The Annual Equity Grant vests in full at the end of a one-year period, subject to the independent director continuing to serve through each applicable vesting date. If the director discontinues service prior to the vesting of any Annual Equity Grant, the partial unvested pro rata Annual Equity Grant will become vested and exercisable when the non-employee director leaves the Board. As of April 1, 2023, the Annual Equity Grant will increase to $185,000.

New Outside Director Annual Equity Grant. In addition to the Annual Equity Grant noted above, each non-employee director will receive a pro rata Annual Equity Grant based on when such new non-employee director begins her or his service at the Company (the “New Service Grant”). The New Service Grant will equal the value-based amount of the Annual Equity Grant multiplied by a fraction with (i) the numerator equal to the number of months from the first trading day of the month following their service date through April 1 and (ii) the denominator equal to 12. If the director discontinues service prior to the vesting of any New Service Grant, the partial unvested pro rata New Service Grants will become vested and exercisable when the new non-employee director leaves the Board.

Initial Equity Grant. Prior to July 30, 2020, any newly elected independent director joining our Board of Directors received an initial option to purchase 40,000 shares of common stock when he or she was first elected as a member of the Board. The term of such options did not exceed ten years. Subject to the terms and conditions of the applicable equity incentive plan, the option grants vest over a four-year period, with one-eighth of shares subject to the option vesting six months after the date of grant and the remaining shares vesting ratably each month thereafter, subject to the independent director continuing to serve through each applicable vesting date. Outside directors appointed or elected after July 30, 2020 will no longer receive an initial option grant upon joining the Board of Directors.

Each of the options granted to our independent directors was issued under the 2006 Plan or the 2015 Plan, which are plans that are available to all of our employees. As described under “Outstanding Equity Awards at Fiscal Year End — Potential Payments Upon Termination or Change in Control,” the 2006 Plan and the 2015 Plan provide for certain acceleration upon a “change in control” of the Company, as defined under such plans. In addition, with respect to options and any other equity awards granted to non-employee directors that are assumed or substituted for upon a change of control under the 2006 Plan or the 2015 Plan, if the non-employee director is terminated other than upon a voluntary resignation, the options and other equity awards granted to such non-employee director will fully vest and be exercisable with respect to 100% of the shares subject to such options and other equity awards.

Pursuant to the Board’s stock ownership guidelines, each independent director is expected to accumulate and hold an equivalent value of our common stock of three times their annual total cash compensation and to achieve this by five years from the date that the director joined the Board. Directors are expected to maintain this minimum amount of stock ownership throughout their tenure on the Board. As of December 31, 2022, all of our directors were in compliance with this policy.

PAY VERSUS PERFORMANCE INFORMATION
Our compensation programs are designed to align compensation with business objectives and Company financial performance, and to attract, retain, motivate, focus, and reward executives in order to enhance the long-term growth and profitability of the Company, foster stockholder value creation, and align executives’ interests with those of our stockholders.
To this end, a substantial portion of our executives’ total compensation is variable and dependent on performance. Variable compensation includes our annual and long-term incentives, with incentive plan payouts tied to the Company’s operating income, relative TSR, and individual performance criteria. The compensation program design combined with rigorous absolute and relative incentive goals helps align executive compensation and Company performance over the long-term.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
the newly required Pay vs. Performance disclosure provides an additional snapshot perspective on pay and performance alignment by evaluating the link between “Compensation Actually Paid,” defined by the SEC and referred to below as “CAP,” and various measures of market and financial performance. The following table shows the past three fiscal years’ total compensation for ou
r NEOs (includin
g our principal executive officer (“PEO”), also referred to herein as our “CEO”) as set forth in the Summary Compensation Table (“SCT”), the CAP paid to our NEOs, the Company’s cumulative total shareholder return (“TSR”), the combined TSR of our selected peer group, our net income, and our pro-forma
operating income, which, in our assessment, represents our most important financial performance measure to link compensation actually paid to our NEOs for the most recently completed fiscal year.
Pay Versus Performance Table

					Value of initial fixed $100 Investment (2)
Year	Reported Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (5)	Average Reported Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to other NEOs (1)(5)	Company Total Shareholder Return	Peer Group Shareholder Return (3)	Net Income (in millions)	PF Op Income (in millions) (4)
2022	$7,130,474	$19,432,713	$3,160,306	$5,746,805	$260.04	$137.05	$(14.3)	$256.2
2021	$5,761,497	$13,591,885	$1,538,175	$1,940,042	$213.36	$219.49	$18.3	$210.5
2020	$5,377,663	$6,454,443	$2,291,740	$2,827,485	$126.75	$145.23	$(40.5)	$181.8

(1)	The NEOs for each applicable year are:

•
2022: PEO: Luc Seraphin. Other NEOs: Desmond Lynch, Sean Fan, John Shinn, and Keith Jones. Mr. Jones resigned from his position as Vice President, Finance, and Interim Chief Financial Officer effective as of August 5, 2022

•
2021: PEO: Luc Seraphin. Other NEOs: Sean Fan, John Shinn, Keith Jones, Jae Kim, and Rahul Mathur. Mr. Kim resigned from his position as Senior Vice President, General Counsel and Secretary effective as of February 19, 2021. Mr. Mathur resigned from his position of Senior Vice President, Finance and Chief Financial Officer effective as of November 15, 2021

•	2020: PEO: Luc Seraphin. Other NEOs: Sean Fan, Jae Kim, and Rahul Mathur

(2)	Cumulative TSR is measured as of a base period of December 31, 2019
(3)
The peer group used for relative TSR is the RDG Semiconductor Composite Index, comprising 77 constituent companies, which is the same peer group the Company uses for its Item 201(e) of Regulation
S-K
disclosure

(4)
The Company-selected measure is

pro-forma
operating income, as described in our CD&A section of the proxy.

Pro-forma

operating income is a

non-GAAP

measure that consists of GAAP operating income, adjusted for stock-based compensation expense, amortization expense, certain acquisition related expenses, retention bonuses, restructuring expenses, impairment charges, non-cash

interest expense and certain other

one-time

or extraordinary expenses or credits and, as described in the CD&A section of the proxy, was also adjusted for Customer Licensing Income. Other one-time

or extraordinary expense or income items may be excluded from pro-forma

operating income as determined by the Compensation and Human Resources Committee
.

7
1

(5)
The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine
CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine CA
P (a
djustments for pension or dividend payments are not covered, as Rambus does not have supplemental executive requirement plans and does not pay dividends on equity award
s, and d
ue to rounding, the calculated final value of the numbers shown in the following table may not be the precise values reported above
):

			Equity Awards
Year	Executives	SCT Total	Deduct SCT Stock & Option Awards	Add Year-End Value of Unvested Equity Granted in Year	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Equity Granted in Year	Add Change in Value of Vested Equity Granted in Prior Years
2022	PEO	$7,130,474	$5,857,203	$8,872,767	$3,476,967	$0	$5,809,709
	Other NEOs*	$3,160,306	$2,492,078	$4,235,555	$430,855	$0	$412,167
2021	PEO	$5,761,497	$4,511,773	$6,755,857	$3,551,346	$0	$2,034,959
	Other NEOs*	$1,538,175	$1,055,024	$774,181	$324,841	$0	$357,869
2020	PEO	$5,377,663	$4,050,500	$4,009,500	$1,041,477	$0	$76,303
	Other NEOs*	$2,291,740	$1,369,477	$1,377,093	$507,449	$0	$20,680

*	Presented on an averaged basis.
Relationshi
p Between Compensation Actually Paid (CAP) and Performance Measures
The Pay versus Performance table above and graphs below demonstrate that our executives’ CAP is aligned with our Company’s performance over time. Specifically:

•	PEO and NEO pay is strongly aligned with TSR performance. Each year, PEO and NEO CAP generally fluctuated with our TSR performance.

•	Our pro-forma operating income, which increased from $181.8 million in 2020 to $256.2 million in 2022, moved in conjunction with PEO and NEO CAP.

•
Net income does not link directly to CAP, TSR, or

pro-forma

operating income, primarily due to

one-time

non-operating

expenses included in the net income number, per accounting requirements. As such, it does not track with CAP or other important financial measures and is not used in our incentive programs
.

Rambus’ TSR has either tracked with or outperformed the TSR of the RDG Semiconductor Composite Index peer group year-over-year, with strong outperformance in 2022.

7
2

7
3

2022 Performance Measures
For fiscal year 2022, our Compensation and Human Resources Committee (the “Committee”) identified the performance measures listed below (listed in no particular order) as the most important in its compensation-setting process for our NEOs:
Tabular List of Performance Measures

Pro-forma Operating Income

Relative TSR

Product Revenue
The Committee identified
pro-forma
operating income, relative TSR, and product revenue as our “most important” measures that are tied to executive compensation outcomes.
Pr
o-forma
operating income and relative TSR are used in our incentive awards, which constitute the largest share of our executives’ pay. Meanwhile, product revenue is a key performance measure for the Company and its stockholders, reflecting the execution of our product strategy and our focus on growth through our product portfolio and research. These measures influence payout decisions and impact the value of the Company, which in turn is reflected in the value of CAP for our PEO and NEOs.

7
4

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans:
Approved by stockholders	5,141,253	$11.60	10,080,420	(2)
Not approved by stockholders (3)	9,250	—	134,053
Total	5,150,503	$11.60	10,214,473

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes the following: 7,521,746 shares reserved for issuance pursuant to the 2015 Plan and 2,558,674 shares reserved for issuance pursuant to the 2015 ESPP.
(3)

Includes the 2019 Inducement Plan. In the third quarter of 2019, the Company adopted the 2019 Inducement Plan and, subject to the adjustment provisions of the 2019 Inducement Plan, reserved 400,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the 2019 Inducement Plan.

AUDIT COMMITTEE REPORT

This section shall not be deemed to be “soliciting material,” or to be “filed” with the SEC, is not subject to the liabilities of Section 18 of the Securities Exchange Act and is not to be incorporated by reference into any filing of Rambus under the Securities Act of 1933, as amended, or the Securities Exchange Act, regardless of date or any other general incorporation language in such filing.

Report of the Audit Committee

The following is the report of the Audit Committee of our Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2022, which include our consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the fiscal years ended December 31, 2022, 2021 and 2020, and the notes thereto.

Review with Management	The Audit Committee has reviewed and discussed our audited financial statements and management’s report on internal control over financial reporting with management.

Review and Discussions with the Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Accounting Oversight Board (“PCAOB”). The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of PCAOB regarding the independent auditor’s communications with us concerning independence, as may be modified or supplemented, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Conclusion	Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Respectfully submitted by	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Meera Rao(Chair) Charles Kissner Steven Laub Karen Rogge

ENVIRONMENTAL, SOCIAL AND GOVERNANCE ISSUES AND CORPORATE SOCIAL RESPONSIBILITY

Rambus recognizes that environmental, social and governance (“ESG”) issues are of increasing importance to many investors. At Rambus, we are committed to ethical, responsible and sustainable business practices. ESG and corporate social responsibility (“CSR”) is an enterprise-wide commitment and our Board of Directors monitors and supports our CSR efforts.

Rambus has published a CSR Report since 2020, and in 2022 published its first ESG Impact Report in accordance with Global Reporting Initiative (“GRI”) and Sustainability Accounting Standards Board (“SASB”) standards (available at www.rambus.com/corporate-social-responsibility/). This report outlines Rambus’ work related to ESG issues and outlines the company’s goals and processes related to ESG. In addition, we have put in place numerous processes and policies related to CSR and ESG including:

Rambus Vendor Code of Conduct and RBA Code of Conduct:

In 2021, Rambus became a member of the Responsible Business Alliance (“RBA”) and, as such, follows the RBA Code of Conduct in our worldwide operations. Rambus also has adopted a Vendor Code of Conduct (“Rambus Vendor Code”) based upon the RBA Code of Conduct that applies to all key suppliers. Rambus’s top suppliers have all certified to Rambus that they comply with the Rambus Vendor Code or the RBA Code of Conduct and Rambus audits/confirms such compliance annually. Rambus’s top manufacturing supplier TSMC, which makes up a majority of Rambus’s chip production spend is ISO 14001, ISO 45001 and ISO 50001 certified and in 2020 was the first semiconductor company to join the RE100 renewable energy initiative.

Human Rights, Diversity and Employee Well-Being

Rambus believes in the values and fundamental rights of humans and has adopted a Human Rights Statement that sets forth our Human Rights Principles, Approach and Implementation as they relate to the Rambus stakeholder community.

We also invest in the long-term development of and engagement with our employees by aspiring to have an increasingly diverse workforce and inclusive environment. We believe diverse teams expand creativity, lead to better decision-making, and enhance team member engagement and retention. Our Board of Directors periodically reviews our diversity and inclusion programs and processes to ensure continual improvement. We are committed to providing and supporting a work environment that promotes equality of opportunity among our employees and in 2021 we rolled out a company-wide employee diversity and inclusion training that will be conducted regularly moving forward. We strive for our workforce to be truly representative of all sections of society and for each employee to feel respected and able to perform at his or her best. In the U.S., 52.68% of our employee population is considered diverse and 20.43% is female.

Finally, Rambus prides itself on having an injury-free workplace and safety-based culture. We promote a healthy lifestyle and encourage employee health and wellness and work-life balance.

Sustainability

Our commitment to innovation and invention in our business extends directly to the way we view environmental excellence at Rambus. We are actively seeking out technology innovation opportunities to ensure our manufacturing processes, materials sourcing and technological advances are environmentally friendly. The Rambus Environmental, Health and Safety Policy is aligned with ISO 50001 standards for energy management and ensures local champions for EHS actively work towards environmental excellence globally at Rambus.

Our annual ESG Impact Report details specific data and metrics regarding Rambus’ commitments to environmental excellence including Greenhouse Gas Inventories and related emissions and energy usage, available at www.rambus.com/corporate-social-responsibility.

Community Building

We believe in making a positive impact in the communities where we live and work. From organizations dedicated to health, housing and development, animal welfare and children and families in need — we strive to empower the local community through philanthropic efforts. We also encourage our employees to donate to charitable organizations of their choice and the Company matches gifts to charities up to $1,000 per year per employee. Further, we encourage our employees to volunteer time each year to charitable causes. During fiscal year 2022, we donated over $178,000 to charitable organizations in the U.S. and around the world.

OTHER MATTERS

The Board does not know of any other matters to be presented during the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered during the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters. It is important that your shares be represented at the meeting (virtually or by proxy), regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,

John Shinn

Senior Vice President, General Counsel and Secretary

San Jose, California

[●], 2023

Appendix A

RAMBUS INC.

2015 EQUITY INCENTIVE PLAN

(as amended [DATE], 2023)

1.    Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.    Definitions. As used herein, the following definitions will apply:

(a)    “Administrator” means the Board or any of its Committees that will be administering the Plan in accordance with Section 4 of the Plan.

(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Change in Control” means the occurrence of any of the following events:

(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the

Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)    “Committee” means a committee of independent, Outside Directors appointed by the Board in accordance with Section 4 hereof.

(i)    “Common Stock” means the common stock of the Company.

(j)    “Company” means Rambus Inc., a Delaware corporation, or any successor thereto.

(k)    “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services: (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l)     “Director” means a member of the Board.

(m)    “Disability” means total and permanent disability as defined in Section 22(e) (3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)    “Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Subject to the provisions of Section 6, Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

(o)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator may not implement an Exchange Program.

(r)    “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

(s)    “Fiscal Year” means the fiscal year of the Company.

(t)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)    “Inside Director” means a Director who is an Employee.

(v)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)    “Option” means a stock option granted pursuant to the Plan.

(y)    “Outside Director” means a Director who is not an Employee.

(z)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)    “Participant” means the holder of an outstanding Award.

(bb)    “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(cc)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance objectives or other vesting criteria as the Administrator may determine pursuant to Section 11.

(dd)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance objectives or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(ee)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)    “Plan” means this 2015 Equity Incentive Plan.

(gg)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(hh)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)    “Service Provider” means an Employee, Director or Consultant.

(ll)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(mm)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(nn)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo)    “Successor Corporation” has the meaning given to such term in Section 16(c) of the Plan.

3.    Stock Subject to the Plan.

(a)    Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 22,510,000 Shares, plus (i) 8,158,396, which represents the number of Shares that remained available for grant under the Company’s 2006 Equity Incentive Plan (the “Existing Plan”) on the date this Plan first became effective, plus (ii) the number of Shares that are subject to awards under the Existing Plan that, on or after the date this Plan first became effective, are forfeited, cancelled, exchanged or surrendered or terminate under the Existing Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. In addition, no more than 10,000,000 Shares may be granted pursuant to Options intended to qualify as Incentive Stock Options.

(b)    Full Value Awards. Any Shares subject to Awards granted prior to the date of the Company’s 2023 Annual Meeting of Stockholders and granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as 1.5 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.5 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance. Any Shares subject to Awards granted on or after the date of the Company’s 2023 Annual Meeting of Stockholders and granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as one Share for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), one times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)    Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) shall cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.    Administration of the Plan.

(a)    Procedure.

(i)    General Administration; Multiple Administrative Bodies. The Plan will be administered by a Committee or Committees as determined by the Board, which will be constituted to satisfy Applicable Laws. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)    Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)    to determine the Fair Market Value;

(ii)    to select the Service Providers to whom Awards may be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii)    to modify or amend each Award (subject to Section 6 and Section 21(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(a)(ii) of the Plan regarding Incentive Stock Options);

(ix)    to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 17 of the Plan;

(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)    to determine whether Awards (other than Options or SARs) will be adjusted for Dividend Equivalents;

(xii)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine;

(xiii)    to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xiv)    to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

(xv)    to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.    Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Limitations.

(a)    Incentive Stock Options.

(i)    $100,000 Limitation. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)    Maximum Option Term. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(iii)    Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(b)    Exchange Program. The Administrator may not institute an Exchange Program.

(c)    Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 6.

(d)    Vesting Limits. Awards granted under the Plan shall vest no earlier than the one (1) year anniversary of the Award’s date of grant, provided that the Administrator, in its sole discretion, may provide an Award may accelerate vesting by reason of the Participant’s death, Disability or retirement, or upon a major capital change of the Company (including without limitation upon the occurrence of a Change in Control, merger of the Company with or into another corporation or entity, or similar transaction), and provided further, that, notwithstanding the foregoing in this sentence, Awards that result in the issuance of an aggregate of up to 5% of the Shares reserved for issuance under Section 3(a) may be granted to Service Providers, or outstanding Awards modified, without regard to such minimum vesting, exercisability and distribution provisions.

(e)    Dividend Payments. Dividends and other distributions payable with respect to Shares subject to Awards (including Dividend Equivalents) will not be paid before the underlying Shares vest.

7.    Stock Options.

(a)    Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b)    Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant.

(c)    Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof, subject to the provisions of Section 6.

(d)    Option Exercise Price and Consideration.

(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant, subject to the provisions of Section 6.

(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)    Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(e)    Exercise of Option.

(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

8.    Restricted Stock.

(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)    Restricted Stock Agreement. Subject to the terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.    Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. Subject to the vesting limitations contained in Section 6, the Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.    Restricted Stock Units.

(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Subject to the terms and conditions of the Plan, each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator.

(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. Subject to the vesting limitations contained in Section 6, after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)    Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.    Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)    Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c)    Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(e) also will apply to Stock Appreciation Rights.

(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11.    Performance Units and Performance Shares.

(a)    Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)    Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Subject to the vesting limitations contained in Section 6, after the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

12.    Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. Subject to the limitations contained in Section 6, the Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16, appropriate adjustments will be made to the Participant’s Award of Performance Units so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Award, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award.

13.    [RESERVED]

14.    Leaves of Absence. Unless the Administrator provides otherwise, or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended starting on the 30th consecutive day of any unpaid leave of absence approved by the Company, with such suspension of vesting terminating upon the Participant’s resumption of service with the Company. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Section 3.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Change in Control.

(i)    In the event of a Change in Control, subject to Section 16(c)(ii) and any vesting acceleration provisions in an Award or other agreement, outstanding Awards shall be treated in the manner provided in the agreement relating to the Change in Control (including as the same may be amended), including, without limitation:

(1)    the continuation of the outstanding Award by the Company, if the Company is a surviving corporation;

(2)     the assumption of the outstanding Awards, or substitution of equivalent Awards, by the acquiring or succeeding corporation (or an affiliate thereof) (the “Successor Corporation”) with appropriate adjustments as to the number and kind of shares and prices;

(3)    that outstanding Awards will vest and become exercisable (and for the avoidance of doubt, notwithstanding the vesting limitations in Section 6), realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control;

(4)    (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or

(5)    any combination of the foregoing.

Such agreement shall not be required to treat all Awards or individual types of Awards similarly in the Change in Control.

(ii)    In the event that the Successor Corporation refuses to assume, continue or substitute for the Award (and for the avoidance of doubt, notwithstanding the vesting limitations in Section 6), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals will be deemed achieved at target levels as to a prorated portion of such Award based on the portion of the applicable performance period that has lapsed through the date of the merger or Change in Control, and all other vesting criteria will be deemed achieved as to such prorated portion of such Award. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to Outside Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals will be deemed achieved at target levels as to a prorated portion of such Award based on the portion of the applicable performance period that has lapsed through the date of the merger or Change in Control, and all other vesting criteria will be deemed achieved as to such prorated portion of such Award.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units denominated in dollars, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 16(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

17.    Tax Withholding

(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash (or cash equivalent), (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld, or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)    Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

18.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.    Term of Plan. The Plan originally became effective upon its initial adoption by the Board with a ten (10) year term. Subject to Section 25 of the Plan, the amended Plan will become effective upon approval of the amended Plan by the stockholders of the Company at the Company’s 2023 Annual Meeting of Stockholders. The amended Plan will continue in effect for a term of ten (10) years from the date of the Company’s 2023 Annual Meeting of Stockholders unless terminated earlier under Section 21 of the Plan.

21.    Amendment and Termination of the Plan.

(a)    Amendment and Termination. The Board or the Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.    Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24.    Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

25.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RAMBUS INC.

Rambus Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the Corporation is Rambus Inc. The Corporation was originally incorporated under the same name and the original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on February 3, 1997. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on April 7, 1997. The Certificate of Designation of Rights, Preferences and Privileges of Series E Participating Preferred Stock of the Corporation was filed with the Delaware Secretary of State on April 17, 1997.

B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Amended and Restated Certificate of Incorporation and the Certificate of Designation of Rights, Preferences and Privileges of Series E Participating Preferred Stock of this Corporation.

C. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

I. The name of the corporation (the “Corporation”) is:

Rambus Inc.

II. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

III. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

IV. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is five hundred five million (505,000,000) shares. Five hundred million (500,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001), 160,000 shares of which shall be designated Series E Participating Preferred Stock (“Series E Preferred”) and 4,840,000 shares of which shall be undesignated.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

The relative rights, preferences, privileges and restrictions granted to or imposed on the Series E Preferred or the holders thereof are as follows:

1. Proportional Adjustment. In the event the Corporation shall at any time after the issuance of any share or shares of Series E Participating Preferred Stock (i) declare any dividend on Common Stock of the Corporation (“Common. Stock”) payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series E Participating Preferred Stock.

2. Dividends and Distributions.

(a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series E Participating Preferred Stock with respect to dividends, the holders of shares of Series E Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Participating Preferred Stock.

(b) The Corporation shall declare a dividend or distribution on the Series E Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c) Dividends shall begin to accrue on outstanding shares of Series E Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series E Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series E Participating Preferred Stock shall have the following voting rights:

(a) Each share of Series E Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

(b) Except as otherwise provided herein or by law, the holders of shares of Series E Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as required by law, holders of Series E Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions.

(a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series E Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series E Participating Preferred Stock as required by Section 3 hereof.

(b) Whenever quarterly dividends or other dividends or distributions payable on the Series E Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Participating Preferred Stock;

(ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series E Participating Preferred Stock, except dividends paid ratably on the Series E Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series E Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series E Participating Preferred Stock, or any shares of stock ranking on a parity with the Series E Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series E Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and, in the Amended and Restated Certificate of Incorporation, as then amended.

6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series E Participating Preferred Stock.

7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series E Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8. No Redemption. The shares of Series E Participating Preferred Stock shall not be redeemable.

9. Ranking. The Series E Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

10. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series E Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series E Participating Preferred Stock, voting separately as a class.

11. Fractional Shares. Series E Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Participating Preferred Stock.

V. The Corporation is to have perpetual existence.

VI. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

VII. The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. The Directors shall be divided into two classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders in 1998; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 1999; and thereafter for each such term to expire at each second succeeding annual meeting of stockholders after such election.

VIII. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

IX. A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

C. Neither any amendment, elimination nor repeal of this Article IX, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, elimination, repeal or adoption of an inconsistent provision.

X. Following the effectiveness of the registration of any class of securities of the Corporation pursuant to the requirements of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding voting securities of the Corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article VII or Article X of this Amended and Restated Certificate of Incorporation or Sections 2.3 (Special Meeting), 2.11 (Stockholder Action by Written Consent without a Meeting) or 2.15 (Advance Notice of Stockholder Nominees and Stockholder Business) of the Corporation’s Bylaws.

XI. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may by kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by                     , its                     , this          day of             , 20    .

~~/s/ Gary Harmon~~

Name:

Title:

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION Rambus ATTN: SECRETARY VOTE BY INTERNET Before The Meeting - Go to [•] Use the Internet to transmit your voting instructions and for electronic delivery of information up until [•]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to [•] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - [•] Use any touch-tone telephone to transmit your voting instructions up until [•]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [•]. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [D06048-S00214] KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RAMBUS INC. 1. Election of Directors Nominees: For Against Abstain Emiko Higashi [] [] [] Steven Laub [] [] [] Sanjay Saraf [] [] [] Eric Stang [] [] [] For Against Abstain 2. Ratification of PricewarehouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. [] [] [] 3. Advisory vote to approve Rambus’ named executive officer compensation. [] [] [] 1 year 2 year 3 year Abstain 4. Advisory vote on the frequency of an advisory vote on named executive officer compensation [] [] [] [] 5. Amendment of the Rambus’ 2015 Equity Incentive Plan to increase number of shares reserved for issuance thereunder by 5,210,000 and to adopt a new ten-year term. For Against Abstain [] [] [] 6. Amendment and restatement of Rambus’ Amended and Restated Certificate of Incorporation, as amended, to reflect Delaware law provisions regarding officer exculpation. [] [] [] Note: Such other business that may properly come before the special meeting or any postponement, adjournment or other delay thereof. Please sign exactly as your name appears above. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or in another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership’s name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. [D06049-S00214] RAMBUS INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD [•] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RAMBUS INC. The undersigned stockholder of Rambus Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Proxy Statement, dated [•], and hereby appoints Luc Seraphin and John Shinn, and each of them as proxies and attorney-in-fact, each with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Rambus Inc. to be held on [•] at [•] Pacific Time, at www.virtualshareholdermeeting.com/RMBS2023 and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company held of record by the undersigned as hereinafter specified upon the proposals listed on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side